                                                                   Exhibit 10.38



                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                            DECISION ONE CORPORATION

                                       AND

                          NETFRAME SYSTEMS INCORPORATED

                                TABLE OF CONTENTS

                                                                                   PAGE
ARTICLE I:  PURCHASE AND SALE OF ASSETS..............................................1

         1.1      Assets Subject to Sale.............................................1
         1.2      Assignments of Contracts; Consents.................................2
         1.3      No Liabilities Assumed.............................................2

ARTICLE II:  PURCHASE PRICE..........................................................2

         2.1      Assumption of Liabilities..........................................2
         2.2      Purchase Price.....................................................2

ARTICLE III:  THE CLOSING............................................................4

         3.1      Time and Place of Closing..........................................4
         3.2      Deliverables at the Closing........................................4
         3.3      Further Assurances.................................................5
         3.4      Possession and Control.............................................5
         3.5      Effectiveness of Transactions......................................6

ARTICLE IV:  SELLER'S REPRESENTATIONS AND WARRANTIES.................................6

         4.1      Organization and Standing..........................................6
         4.2      Power and Authority................................................6
         4.3      Authorization......................................................6
         4.4      Binding Agreement..................................................6
         4.5      No Breach or Violation.............................................6
         4.6      Title to Personal Property.........................................7
         4.7      Rights Under Customer Contracts....................................7
         4.8      Litigation.........................................................8
         4.9      Customers..........................................................8
         4.10     Employee Benefit/ERISA Plans.......................................8
         4.11     Assets Needed for Business.........................................8
         4.12     Insurance..........................................................8
         4.13     Consents and Approval..............................................9
         4.14     Tax Matters........................................................9
         4.15     Environmental Health and Safety Matters............................9
         4.16     Validity of Patents/Trademarks/Copyrights..........................9
         4.17     WARN Act Compliance...............................................10
         4.18     Spare Parts Inventory.............................................10

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                   PAGE
ARTICLE V:  BUYER REPRESENTATIONS AND WARRANTIES....................................10

         5.1      Power and Authority...............................................10
         5.2      Organization and Standing of Buyer................................10
         5.3      Power and Authority...............................................10
         5.4      Authorization.....................................................10
         5.5      Binding Agreement.................................................10

ARTICLE VI:  INFORMATION AND RECORDS CONCERNING BUSINESS............................11

         6.1      Access to Information and Records Before Closing..................11

ARTICLE VII:  OBLIGATIONS OF THE PARTIES UNTIL CLOSING..............................11

         7.1      Conduct of Business Pending Closing...............................11
         7.2      Pursuit of Third-Party Consents or Approvals......................11
         7.3      Confidentiality...................................................11

ARTICLE VIII:  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS..........................11

         8.1      Representations and Warranties....................................11
         8.2      Performance of Covenants..........................................12
         8.3      Delivery of Closing Certificate...................................12
         8.4      No Material Changes...............................................12

ARTICLE IX:  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS...........................12

         9.1      Representations and Warranties....................................12
         9.2      Performance of Covenants..........................................12
         9.3      Delivery of Closing Certificate...................................12

ARTICLE X:  OBLIGATIONS OF PARTIES AFTER CLOSING....................................12

         10.1     Seller's Indemnity................................................12
         10.2     Buyer's Indemnity.................................................13
         10.3     Survival of Indemnities...........................................13
         10.4     Orderly Transition................................................13
         10.5     Seller's Employees................................................13
         10.6     Covenant Not-To-Compete...........................................14

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                   PAGE
         10.8     Filings With Sales Tax Authorities................................14
         10.9     Settlement of Accounts Payable by Seller..........................14
         10.10    Publicity.........................................................15
         10.11    Bulk Sales Act Indemnity..........................................15
         10.12    Enforcement of Restrictive Covenants Against Employees............15
         10.13    License of Technology.............................................15
         10.14    Spare Parts Inventory Level.......................................16
         10.15    Technical Support/Consulting Services by Seller...................16
         10.16    Clarify Software and Database.....................................16
         10.17    Exclusive Warranty Provider; Sale of Spare Parts..................16
         10.18    Accounts Receivable Payment.......................................17
         10.19    Transition Period.................................................17
         10.20    Erosion Caused by Product Replacement.............................17

ARTICLE XI:  TERMINATION............................................................17

         11.1     Termination.......................................................17
         11.2     Effect of Termination.............................................17

ARTICLE XII:  MISCELLANEOUS PROVISIONS..............................................18

         12.1     Survival of Representations and Warranties........................18
         12.2     Costs and Expenses................................................18
         12.3     Finders...........................................................18
         12.4     Assignment........................................................18
         12.5     Effect and Construction of this Agreement.........................18
         12.6     Cooperation.......................................................18
         12.7     Notice............................................................18
         12.8     Waiver, Discharge, Etc............................................19
         12.9     Rights of Persons Not Parties.....................................19
         12.10    Governing Law/Jurisdiction........................................19

                         LIST OF EXHIBITS AND SCHEDULES

Schedule 1.1(b)(i)         -   Fixed Assets

Schedule 1.1(b)(iv)        -   All Agreements to be Assigned to Buyer

Schedule 1.1(b)(v)         -   Spare Parts Inventory

Schedule 4.6(c)            -   Liens on Assets

Schedule 4.7(d)            -   Prepaid Contracts

Schedule 4.9               -   Customers Ceasing to do Business

Schedule 4.16              -   Seller's Patents, Trademarks and Copyrights

Schedule 10.5              -   List of Persons to be Employed by Buyer

Schedule 10.17(a)          -   Seller's Equipment with Remaining Warranty Period and Warranty Rates

Exhibit A                  -   Form of Assignment Agreement

Exhibit B                  -   Form of Bill of Sale

Exhibit C                  -   Form of Seller's Standard Agreement

Exhibit D                  -   Deviations From Seller's Form of Standard Agreement

Exhibit E                  -   Form of Opinion of Seller's Counsel

Exhibit F                  -   Form of Seller's Covenant-Not-To-Compete

Exhibit G                  -   Form of Transition Agreement

                               Officers Certificate

                            ASSET PURCHASE AGREEMENT



         ASSET PURCHASE AGREEMENT ("Agreement") made this 21st day of May, 1997, between DecisionOne Corporation, a Delaware corporation with its principal place of business at 50 East Swedesford Road, Frazer, Pennsylvania 19355 ("Buyer"), and NetFRAME Systems Incorporated, a Delaware corporation with its principal place of business at 1545 Barber Lane, Milpitas, California 95035 ("Seller").

                                   BACKGROUND

         WHEREAS, Seller is engaged in the business of providing in the United States and Canada telephone technical support, spare parts exchange and repair services and training and educational services to end-user and reseller customers who own or resell multi-processor servers manufactured by Seller which include Seller's model numbers NF 100/300, NF 200, NF 250/450, NF 400 and NF 8400/8500 (collectively the "Series 8500 Products") (Seller's telephone technical support spare parts exchange and repair, and educational business for the Series 8500 Products in the United States and Canada is hereinafter referred to as the "Service Business"); and

         WHEREAS, Buyer desires to purchase, and Seller desires to sell, all of the assets of Seller used in the Service Business on the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations and warranties herein contained, Seller and Buyer intending to be legally bound, agree as follows:

ARTICLE I: PURCHASE AND SALE OF ASSETS

1.1      Assets Subject to Sale.

                  (a) Subject to the terms and conditions of this Agreement, at the closing referred to in Section 3.1 hereof (the "Closing"), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, Seller's assets and properties (of every kind, nature and description, personal, tangible or intangible and wherever situated, whether or not carried on Seller's books) used solely or primarily in connection with the Service Business as described in Section 1.1(b) below.

                  (b) The Assets primarily used in the Service Business shall include (i) all items of machinery, equipment, test equipment, and computers, listed on Schedule 1.1(b)(i) hereto, (ii) the transferable licenses, permits, approvals and authorizations by governmental authorities related to the operation of the Service Business, (iii) all records, as referred to in Section 3.2(a), pertaining to the Assets or the Service Business, (iv) all telephone support, spare parts exchange and spare parts repair agreements listed in
Schedule 1.1(b)(iv) hereto (the "Customer Contracts"), and (v) all Service Business spare parts inventory listed on Schedule 1.1(b)(v) hereto (the "Spare Parts Inventory").

                  (c) The sale, conveyance, assignment, transfer and delivery of the Assets hereunder shall be made free and clear of all liens and encumbrances, and of all obligations and liabilities of Seller, except as stated in the Assignment Agreement referred to in Section 3.2(a)(ii).

1.2      Assignments of Contracts; Consents.

         Seller shall promptly apply for or otherwise seek and use its best efforts to obtain all authorizations, consents, waivers and approvals as may be required in connection with the assignment of the agreements, contracts, commitments, licenses, permits and other rights to be assigned hereunder, and shall provide Buyer with copies of all such authorizations, consents, waivers and approvals promptly after they have been obtained. To the extent that the assignment of any agreement, or other right shall require the consent of any other party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. In the event that any agreement, or other right, property or asset of Seller cannot be effectively transferred to Buyer without the consent of a third party, and if at the Closing Buyer shall waive its right to receive such consent, Seller shall thereafter be obligated to use its best efforts to assure Buyer of the benefits of such agreement, other right, property or asset.

1.3      No Liabilities Assumed.

         The parties hereto expressly agree that Buyer assumes no past, or future liabilities, obligations or debts of any kind of Seller's pursuant to, or as a result of the execution of this Agreement and Buyer's purchase of the Assets, except for those obligations assumed by Buyer pursuant to the Assignment Agreement in the form attached hereto as Exhibit A.

ARTICLE II: PURCHASE PRICE

2.1 Assumption of Liabilities. Subject to the terms and conditions of this Agreement, in reliance on Seller's representations, warranties and agreements contained herein, and in consideration of, and as partial payment for, the sale, conveyance, assignment, transfer and delivery of the Assets provided for in Section 1.1 and the covenant not-to-compete referred to in Section 10.6 Buyer shall execute and deliver to Seller on the Closing Date an instrument of assignment substantially in the form of Exhibit A hereto, providing for the assumption by Buyer of certain liabilities and obligations of Seller (the "Assignment Agreement").

2.2      Purchase Price.

         The aggregate purchase price (the "Purchase Price") for the Assets being sold hereunder is $1,900,000. The aggregate purchase price shall be payable by Buyer to Seller as follows:

                  (a)      Purchase Price

                           Total Estimated Purchase Price            $1,900,000
                           Less Down Payment -

                           a.  Deferred Revenue as of Closing
                                   (Prepaids)                        $1,620,638*
                                                                     ----------

--------
* This amount is only an estimate. After Closing the parties shall work together to arrive at a mutually agreeable final calculation of the amount of deferred revenue with such determination to be made within the thirty
      (30) days following the Closing.

         (b) Payments after Closing. The remaining balance of $279,362 (estimate only, subject to adjustment based on final calculation of deferred revenue under Section 2.2(a)) shall be payable by Buyer to Seller, or Seller to Buyer as the case may be, ninety (90) days after Closing, less any adjustments calculated in accordance with Section 2.2(c).

         (c) Adjustments to Purchase Price. In the event (i) Seller fails to obtain any necessary written consent of any customer under a Customer Contract to the assignment to Buyer of its Customer Contract, (ii) any Customer Contracts listed in Schedule 1.1(b)(iv) are cancelled prior to the Closing or notice of cancellation for any customer listed in Schedule 1.1(b)(iv) is received during the thirty (30) day period following the Closing, (the Customer Contracts referred to in subsection
                  (c)(i) and (c)(ii) are hereinafter collectively referred to as the "Cancelled Customer Contracts") or (iii) Buyer enters into new Customer Contracts after the Closing in connection with Buyer's operation of the Service Business (the "New Customer Contracts"), the cash payment due to Seller under Section 2.2(b) shall be recalculated as follows:

                  (i) The Purchase Price shall be recalculated (the "Recalculated Purchase Price") by (A) reducing the Purchase Price by an amount equal to the monthly revenues attributable to the Cancelled Customer Contracts multiplied by 6.0 and then (B) increasing the Purchase Price by an amount equal to the monthly revenues attributable to the New Customer Contracts multiplied by 6.0; and

                  (ii) The deferred revenue amount set forth in Section 2.2(a), as finally determined by Seller and Buyer within the thirty (30) day period following the Closing, shall be reduced (the "Recalculated Deferred Revenue") by the amount of the remaining deferred revenue, if any, attributable to the Cancelled Customer Contracts; and

                  (iii) The cash payment due to Seller under Section 2.2(b) shall equal the amount of the Recalculated Purchase Price minus the Recalculated Deferred Revenue.

ARTICLE III: THE CLOSING

3.1      Time and Place of Closing.

         The closing ("Closing") shall be held on May 20, 1997 (the "Closing Date") and shall be conducted at the offices of Buyer at Frazer, Pennsylvania, or if the parties agree, through the exchange of signed documents by facsimile with originals to follow by overnight delivery.

3.2      Deliverables at the Closing.

         At the Closing:

         (a)      Seller shall deliver to Buyer:

                  (i) Bill of Sale, executed by Seller in the form attached hereto as Exhibit B, conveying to Buyer good and marketable title to the Assets as described in
                           Section 1.1 hereof free and clear of all claims, liens and encumbrances;

                  (ii) Assignment Agreement executed by Seller in the form attached hereto as Exhibit A relating to all of the agreements listed in Schedule 1.1(b)(iv) hereof;

                  (iii) the opinion of Seller's counsel, Wilson Sonsini Goodrich & Rosati, Esquire, in the form attached hereto as Exhibit E;

                  (iv)     the closing certificate of Seller called for by
                           Section 8.3;

                  (v) a copy of Seller's Board of Directors' resolutions authorizing the sale of the Assets pursuant to this Agreement;

                  (vi) a copy of Seller's Certificate of Incorporation and all amendments thereto, certified by the Secretary of State of Delaware and Good Standing Certificates dated prior to the Closing for the States of California and Delaware;

                  (vii)    Seller's Incumbency Certificate;

                  (viii) Consents of all customers required under the Customer Contracts and all other persons or entities who are parties to any other contracts and License Agreements to be assigned to Buyer under the Assignment Agreement;

                  (ix) Documents evidencing the satisfaction of all judgments and liens entered against Seller relating to the Assets;

                  (x) such other instruments or documents as Buyer shall deem necessary or appropriate to vest in Buyer good and marketable title to the Assets free and clear of all claims, liens and encumbrances, including without limitation UCC-3 Release and Termination Statements;

                  (xi) Seller's executed original counterparts of all agreements, contracts, commitments, licenses, permits and written evidence of rights that are to be assigned to or assumed by Buyer hereunder, with such assignments thereof and consents to be assignment thereof as may be necessary to vest in Buyer the full benefit of such agreements, contracts, commitments, licenses, permits and rights;

                  (xii) The originals of all customer files, contracts, accounts payable and accounts receivable records used in the operation of the Service Business or pertaining to the Assets or to the Service Business (other than as set forth in Schedule 1.1(a) hereto) (the same being hereinafter referred to collectively, as the "Records"), wherever located, and regardless of whether in the possession of, or owned by Seller. All other computer or hard copy records relating to the Service Business will be made available to Buyer at reasonable times for any reasonable business purpose for a period of five years after the Closing Date;

                  (xiii) The Covenant-Not-To-Compete required by Section 10.6 signed by Seller; and

                  (xiv) The Transition Agreement required by section 10.19 signed by Seller.

         At the Closing:

         (b)      Buyer shall deliver to Seller:

                  (i) The Assignment Agreement executed by Buyer in the form attached hereto as Exhibit A relating to the agreements to be assigned to Buyer;

                  (ii)     the closing certificate of Buyer called for by
                           Section 9.3 hereof;

                  (iii) The payment of the amounts to be paid by Buyer at Closing as set forth in Article II.

                  (iv) The Transition Agreement required by Section 10.19 signed by Seller.

3.3      Further Assurances.

         Following the Closing, at the request of Buyer, Seller shall from time to time without further consideration, execute and deliver such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to Section 3.2, and take all such other action as may be deemed necessary or appropriate by Buyer to more effectively convey, assign and transfer to and vest in Buyer good and marketable title to the Assets free and clear of all claims, liens and encumbrances, and to put Buyer in possession of the Assets.

3.4      Possession and Control.

         Simultaneously with the deliveries provided for in Section 3.2, Seller shall take all such steps as may be requisite to put Buyer in actual possession and operating control of the Assets and the Service Business effective 12:01 A.M. May 24, 1997 (the "Effective Time").

3.5      Effectiveness of Transactions.

         All transactions, deliveries and payments to take place at the Closing shall be deemed to take place simultaneously, and no transaction, delivery of any opinion, certificate, consent or other document, or payment shall be deemed made unless all transactions, deliveries and payments at the Closing are completed.

ARTICLE IV: SELLER'S REPRESENTATIONS AND WARRANTIES

In order to induce Buyer to enter into this Agreement, Seller represents and warrants to and agree with Buyer as follows:

4.1      Organization and Standing.

         Seller is a corporation validly existing and in good standing under the laws of the State of Delaware. Seller has the corporate power and authority to own the Assets and to conduct its business as presently being conducted by it. Seller is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its properties and the conduct of its business require it to be so qualified.

4.2      Power and Authority.

         Seller has the corporate power and authority to execute, deliver and perform this Agreement and to execute, deliver and perform the agreements, documents and instruments required to be delivered to Buyer at Closing (collectively, the "Transaction Documents").

4.3      Authorization.

         The execution and delivery of this Agreement and the Transaction Documents by Seller and the performance by Seller of its obligations hereunder and thereunder have been duly and validly authorized by all corporate action necessary including the approval of the Board of Directors of Seller.

4.4      Binding Agreement.

         This Agreement has been duly executed and delivered by Seller. This Agreement is, and when executed and delivered at the Closing each of the Transaction Documents shall be, the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with its respective terms, subject only to bankruptcy or similar laws affecting the rights of creditors generally.

4.5      No Breach or Violation.

         Neither the execution and delivery of this Agreement or the Transaction Documents nor the performance of Seller's obligations hereunder or thereunder will result in:

         (i) a default or any event that, with notice or lapse of time or both would be a default, breach or violation of its Certificate of Incorporation or bylaws, or any lease, contract, indenture or other agreement to which Seller is a party,

         (ii) an event that would permit any party to terminate any agreement relating to the Service Business; or

         (iii) the creation or imposition of any lien, charge or encumbrance on any of the Assets.

4.6      Title to Personal Property.

         (a) Seller will convey to Buyer at Closing good and marketable title to the equipment, inventory, materials, supplies, fixtures, and other tangible personal property of every kind included in the Assets (hereinafter

                  "Tangible Personal Property"), free and clear of all mortgages, security interests, liens, charges, pledges, and encumbrances of any kind.

         (b) The Tangible Personal Property to be conveyed to Buyer hereunder is generally in good operating condition and repair, ordinary wear and tear excepted.

         (c) Seller has not (i) subjected the Assets or the Customer Contracts to be assigned to Buyer hereunder to any lien, pledge, mortgage, security interest, conditional sales contract or other encumbrance of any nature whatsoever (other than liens, if any, of current taxes not yet due and payable); or (ii) entered into any transaction affecting the Tangible Personal Property other than in the ordinary course of business.

4.7      Rights Under Customer Contracts.

         (a) Seller has the power and absolute right to transfer and assign to Buyer, without restriction, all of its right, title and interest in the Customer Contracts, and the revenue stream generated thereby. Such assignment will be effective as against the other parties to such assigned Customer Contracts without the consent of such parties. Each Customer Contract which is so assigned will have not been previously terminated or modified or have had any obligations of the other party thereto waived. Each Customer Contract will have been validly executed by the other party thereto and will constitute a legally binding and effective agreement enforceable in accordance with its terms.

         (b) All of the written agreements pursuant to which Seller provides service to customers of the Service Business are in the form of the standard agreements set forth in Exhibit C and have no modification or other change that: (i) alters the standard terms and conditions as set forth in the agreement in Exhibit C; or (ii) increases in any way the liability of the party obligated to perform the maintenance services thereunder, except as set forth in Exhibit D.

         (c) Seller will transfer and assign to Buyer at Closing all of its right, title and interest in and to the Customer Contracts free and clear of all security interests, liens, charges, pledges, set-offs or encumbrances of any kind.

         (d) There is not any material breach or material default by either Seller, or to the best of Seller's knowledge, any customer in the observance or performance of any term of any Customer Contract to be assigned to Buyer. No payments or charges due under any of the Customer Contracts have been prepaid, except as set forth in Schedule 4.7(d).

         (e)      Seller has not:

                  (i) incurred any liabilities or failed to perform when due any liabilities, the failure of which would cause any actual risk or risk of loss to it of its rights under any of the Customer Contracts;

                  (ii) assigned or transferred its interests in any of the Customer Contracts;

                  (iii) subjected to any lien, pledge, mortgage, security interest, conditional sales contract or other encumbrance of any nature whatsoever (other than liens, if any, of current taxes not yet due and payable) any of the Customer Contracts except as set forth on Schedule 4.6(c).

         (f) Seller has no knowledge of any fact or circumstance which renders or could render the Customer Contracts less valuable than such Customer Contracts are purported to be.

4.8      Litigation.

         As relates to and affects the Service Business or the Assets (i) there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened against Seller; (ii) Seller is not in default with respect to any order, writ, injunction, or decrees of any federal, state, local or foreign court, department, agency, or instrumentality, and (iii) Seller is not presently engaged in any legal action to recover monies due to them or damages sustained by it.

4.9      Customers.

         (a) The customer list set forth in Schedule 1.1(b)(iv) is the complete and accurate list of all of its customers having contracts with the Service Business as of the date of this Agreement.

         (b) Except as indicated in Schedule 4.9, Seller has no information nor are they aware of any facts indicating that any of the customers of the Service Business intend to cease doing business with it or materially adversely alter the amount of business they are presently doing with it. In addition, each contract with the customers listed in Schedule 1.1(b)(iv) has a minimum non-cancelable term of thirty (30) days.

4.10     Employee Benefit/ERISA Plans.

         Seller represents and warrants that it has complied with, and currently is in compliance with, all of its lawful obligations relating to any employee benefit/ERISA plans, stock options or ownership plans, severance, vacation or other plan operated for or on behalf of its employees employed in the Service Business, and that Seller shall retain full responsibility for any act or omission to act regarding any such employee benefit/ERISA plan it has offered or maintained and for legal compliance requirements.

4.11     Assets Needed for Business.

         Seller is conveying and transferring to Buyer hereunder the Assets needed by Buyer to continue the Service Business.

4.12     Insurance.

         The Assets are adequately insured and Seller will continue to carry its existing insurance policies relating to the Service Business until the Closing Date.

4.13     Consents and Approval.

         All necessary consents and approvals of any persons or entities to the transactions contemplated by this Agreement, or otherwise pertaining to it, have been, or will be obtained by Seller prior to the Closing.

4.14     Tax Matters.

         (a) For purposes of this Section "Taxes" shall mean any federal, state or local tax or charge by a taxing authority in respect of income, gross receipts, sales, use, franchise, and payroll taxes. As relates to the Service Business, Seller has (i) duly and timely filed all returns in respect of Taxes and each such return is true, complete and accurate; (ii) paid all Taxes shown to have become due pursuant to such returns; and (iii) paid, or made adequate provision in its financial statements for, any other Taxes (whether or not such Taxes are being contested).

         (b) Seller has satisfied all federal, state, local and foreign withholding tax requirements including but not limited to income, social security and employment tax withholding for employees of the Service Business.

4.15     Environmental Health and Safety Matters.

         (i) Seller is in compliance with all federal, state and local laws, ordinances, rules, regulations, orders, judgments, decrees or permits relating to industrial hygiene, human health and the environment relating to its operation of the Service Business.

         (ii) No employee of Seller in the Service Business has been harmed or alleged any harm by job-site exposure to Hazardous Materials (defined to mean any hazardous, toxic or polluting materials, substances or wastes, exposure to which is prohibited, limited or regulated by any governmental authority). Seller has not received from any governmental authority or third party any requests for information, notices of claim, demand letters, or other notification that, in connection with the conduct of the Service Business, Seller is or will be potentially responsible with respect to any investigation or clean-up of Hazardous Materials released at any sites or any other claim or demand arising out of any release of any Hazardous Materials.

         (iii) There are no Hazardous Materials which are a part of or constitute the Assets.

4.16     Validity of Patents/Trademarks/Copyrights.

         All the patents, trademarks, trade names and registered copyrights owned by Seller and used in the Service Business are listed on Schedule
         4.16 hereto and are valid and in good standing. Seller is not infringing any patent, trademark, trade name, copyright (or any application or registration respecting any thereof) and has not misappropriated, and is not using in the conduct of the Service Business, any discovery, improvement, process, formula, know-how, trade secret, documentation, software, manual, diagnostic, data, plan, specification, drawing or the like to which it does not have a proprietary right or which infringes the proprietary rights of another person, firm, corporation or business entity.

4.17     WARN Act Compliance.

         To the extent this clause applies to the transaction contemplated by this Agreement, Seller has provided a notice to its employees in compliance with the Worker Adjustment and Retraining Notification Act ("WARN Act") (29 U.S.C.A. Sec. 2101 et seq.) Seller will pay all amounts that may be or become due to such employees under the WARN Act and Seller's severance policy, except that Seller shall not be responsible for any such amounts that become due after the Closing solely as a result of Buyer's termination after the Closing of the employment of those employees listed on Schedule 10.5 who become employees of Buyer.

4.18     Spare Parts Inventory.

         The Spare Parts Inventory is in good condition and repair, and of a good and useable quality and quantity sufficient for the Buyer to conduct the Service

         Business in a manner consistent with past practice. Since January 1, 1997, Seller has continued to purchase or manufacture a quality and quantity of spare parts inventory as is consistent with the prior practices of Seller and to maintain and otherwise invest in such spare parts inventory in a manner consistent with past practices and shall continue all such practices up to the Closing.

ARTICLE V: BUYER REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to Seller as follows:

5.1      Power and Authority.

         Buyer has the power and authority to execute, deliver and perform this Agreement.

5.2      Organization and Standing of Buyer.

         Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware. Buyer has the power and authority to own the Assets it is purchasing and to conduct the Service Business it is acquiring. Buyer is qualified to do business as a foreign corporation in all jurisdictions in which the nature of the properties and the conduct of the Service Business being acquired require it to be so qualified.

5.3      Power and Authority.

         Buyer has the corporate power and authority to execute, deliver, and perform this Agreement and the Assignment Agreement to be delivered by Buyer at the Closing.

5.4      Authorization.

         The execution and delivery by Buyer of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by the board of directors of Buyer.

5.5      Binding Agreement.

         This Agreement has been duly executed and delivered by Buyer. This Agreement is, and the Assignment Agreement when executed and delivered at the Closing hereunder will be, the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms, subject only to bankruptcy or similar laws affecting the rights of creditors generally and principles governing the availability of specific performance.

ARTICLE VI: INFORMATION AND RECORDS CONCERNING BUSINESS

6.1      Access to Information and Records Before Closing.

         Buyer may, prior to the Closing Date, at reasonable times and on reasonable notice to Seller, make, or cause to be made, such further investigation of the operation and properties of the Service Business and its financial and legal condition as Buyer deems necessary or advisable to more fully familiarize itself with such properties and other matters and Seller agrees to cooperate with Buyer in this regard and made its employees available to Buyer for this purpose.

ARTICLE VII: OBLIGATIONS OF THE PARTIES UNTIL CLOSING

7.1      Conduct of Business Pending Closing.

         Between the date of this Agreement and the Effective Time, Seller will conduct the Service Business solely in the ordinary course of business consistent with past practice, maintain its corporate existence, and not merge or consolidate with or into any other entity, or permit any other entity to merge or consolidate with or into it. Seller will use its best efforts to ensure the preservation of its present relationships with customers, suppliers and other having business relationships with the Service Business.

7.2      Pursuit of Third-Party Consents or Approvals.

         Prior to Closing, Seller shall obtain all consents or approvals of customers and other third parties necessary for the lawful transfer of Assets and assignment of the Customer Contracts and all other licenses or agreements to be assigned by Seller to Buyer. Buyer shall cooperate with Seller in obtaining all such consents or approvals.

7.3      Confidentiality.

         Buyer agrees that, unless and until the Closing has been consummated, Buyer and its officers, directors, and other representatives will hold in strict confidence, and will not use to the detriment of Seller any data or information obtained in connection with this transaction or Agreement with respect to the Service Business, except insofar as such data or information may be required by law to be disclosed. If the transaction contemplated by this Agreement is not consummated, Buyer will return to Seller all such data or information that was made available to Buyer in connection with this transaction as Seller may reasonably request, and will hold all such data or information, including Seller's customer list, in strict confidence and will not use any such information to the detriment of Seller.

ARTICLE VIII: CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

Unless waived by Buyer, the obligation of Buyer to consummate the transactions contemplated hereunder is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

8.1      Representations and Warranties.

         The representations and warranties of Seller contained in this Agreement, the Transaction Documents, or in any Exhibit, list, certificate or document delivered pursuant to the provisions hereof or made available to Buyer shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

8.2      Performance of Covenants.

         Seller shall have performed or complied with its agreements and covenants required by this Agreement and the Transaction Documents to be performed or complied with by it prior to or at the Closing.

8.3      Delivery of Closing Certificate.

         Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by its President stating that the conditions set forth in Sections 8.1 and 8.2 have been satisfied.

8.4      No Material Changes.

         During the period from the execution date of this Agreement to the Closing Date, there shall not have been any material adverse change in the financial condition or the results of operations of the Service Business, and Seller shall not have sustained any material loss or damage to the Assets, whether or not insured, that materially affects its ability to conduct the Service Business.

ARTICLE IX: CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

Unless waived by Seller, the obligation of Seller to consummate the transactions contemplated hereunder is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

9.1      Representations and Warranties.

         The representations and warranties of Buyer in this Agreement, the Transaction Documents, or on any Exhibit, list, certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

9.2      Performance of Covenants.

         Buyer shall have performed or complied with each of its agreements and covenants required by this Agreement and the Transaction Documents to be performed or complied with by it prior to or at the Closing.

9.3      Delivery of Closing Certificate.

         Buyer shall have delivered to Seller a certificate dated the Closing Date signed by an authorized representative stating that the conditions set forth in Sections 9.1 and 9.2 have been satisfied.

ARTICLE X: OBLIGATIONS OF PARTIES AFTER CLOSING

10.1     Seller's Indemnity.

         Seller shall indemnify, defend and hold harmless Buyer against, and in respect of, any and all claims, demands, losses, costs, expenses, obligations, liabilities, and damages, including interest, penalties, and reasonable attorneys' fees, that it may incur or suffer, which arise, result from, or in any way relate to any breach of, or failure by Seller to perform, any of their representations, warranties, commitments, covenants, or agreements in this Agreement, in the Transaction Documents, or in any certificate, Exhibit, or other instrument furnished or to be furnished by Seller under this Agreement. In addition and without limitation, the foregoing indemnification shall apply in all respects to any claim founded upon an event relating to the Service Business which occurred on or prior to the Effective Time including without limitation, the repayment of pro rata refunds to a customer who cancels its Customer Contract after Closing and request a refund of amounts prepaid by such customer prior to Closing.

         Buyer shall promptly notify Seller of the existence of any claim, demand, or other matter to which Seller's indemnification obligations would apply, and shall give Seller a reasonable opportunity to defend the same at their own expense and with counsel of their own selection; provided that Buyer shall at all times also have the right to fully participate in the defense at its own expense. If Seller within a reasonable time after this notice, fail to defend, Buyer shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of Seller.

10.2     Buyer's Indemnity.

         Buyer shall indemnify, defend and hold harmless Seller against, and in respect of, any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties and reasonable attorneys' fees, that they may incur or suffer, which arise, result from, or in any way relate to any breach of, Buyer's representations, warranties, commitments or covenants, or failure by Buyer to perform, any of its obligations hereunder or under the Assignment Agreement.

         Seller shall promptly notify Buyer of the existence of any claim, demand, or other matter to which Buyer's indemnification obligations would apply, and shall give Buyer a reasonable opportunity to defend the same at Buyer's own expense and with counsel of Buyer's own selection; provided that Seller shall at all times also have the right to fully participate in the defense at their own expense. If Buyer shall, within a reasonable time after this notice, fail to defend, Seller shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of Buyer.

10.3     Survival of Indemnities.

         No claim for indemnification shall be made pursuant to this Article X more than two (2) years after the Closing Date.

10.4     Orderly Transition.

         After the Closing, Seller will cooperate with and assist Buyer to effect a smooth and orderly transition of the Service Business and the Assets conveyed hereunder.

10.5     Seller's Employees.

         From and after the Closing, Buyer may offer, but shall be under no obligation, to employ certain of Seller's full-time employees. A list of these employees and their current salaries is set forth on the attached Schedule 10.5. Seller shall retain responsibility for any current employees not offered employment with Buyer after the Closing, or who are offered such employment and do not accept, and agrees to comply with all applicable state and federal laws regarding the termination of the employment of such individuals including but not limited to obligations arising under the Consolidated Omnibus Budget Reconciliation Act of 1985.

         Seller further agrees that any earned or accrued vacation and sick time pay owing to those employees set forth on Schedule 10.5 shall be reconciled with such employees at or prior to the time of the Closing Date and shall be the full and sole responsibility of Seller. The parties expressly agree that Buyer assumes no obligation to pay or carry over such earned or accrued vacation or sick time to or for the employees. Seller agrees to be fully and solely responsible for any claim for severance payments made against it or Buyer by the employees of the Service Business, whether those employees are offered employment by Buyer or not, resulting from the transaction contemplated by this Agreement. Seller hereby acknowledges, represents and warrants to Buyer that Seller shall remain solely responsible and liable for the performance of its obligations to its employees engaged in the Service Business under all collective bargaining agreements, employee benefit plans, employment agreements and policies and procedures which grant or create employee rights, and that Buyer has not agreed with Seller to assume, and will not assume any such obligations of Seller.

10.6     Covenant Not-To-Compete.

         Seller agrees as part of the inducement for Buyer to enter into this Agreement, to execute and deliver to Buyer at the Closing a Covenant Not-to-Compete substantially in the form of Exhibit F hereto.

10.7     Use of Seller's Name.

         Seller represents and warrants that after the Closing (i) it will not use the name "NetFRAME" or any similar name in connection with the offering of any computer maintenance services in competition with the Service Business, and (ii) it will not grant the rights to own or use such name or any similar name to any third party in connection with any computer maintenance business in competition with the Service Business.

         Seller agrees that in the event any third party attempts to use or establish legal or equitable rights in the name "NetFRAME" after the Closing (except as otherwise permitted under the last paragraph of this Section 10.7), Seller will exercise all reasonable efforts, including the institution of legal or equitable action, to cause such third party to cease and desist in such use or to prevent such third party from establishing any legal or equitable rights.

         In the event Seller fails to exercise all reasonable efforts to prevent the unauthorized use of the name "NetFRAME", Buyer shall have the right to undertake all such reasonable efforts, including the institution of legal or equitable action, at the expense of Seller.

         Seller hereby grants Buyer the right to refer to the name "NetFRAME" in its communications with customers or the public for a period of ninety
         (90) days following the Closing.

         Notwithstanding anything above to the contrary, it is understood and agreed that Seller shall not be in violation of this Section 10.7 in the event any reseller of Seller's 8500 Products uses or refers to the name "NetFRAME"; it being further understood, however, that Seller shall request its resellers not to do so.

10.8     Filings With Sales Tax Authorities.

         Seller agrees that, in connection with the consummation of the transactions contemplated by this Agreement, it shall timely file all reports and returns as may be required to be filed by it with sales tax authorities in all states in which it conducts business on the Closing Date.

10.9     Settlement of Accounts Payable by Seller.

         Seller agrees that promptly after the Closing Date it will, or will cause, all of its accounts payable relating to the Service Business to be paid or settled in the ordinary course of business, except for accounts payable which Seller is contesting as a result of good faith disputes.

10.10    Publicity.

         Buyer and Seller will consult with each other before issuing any press release or otherwise making any public statement or disclosure with respect to the transactions contemplated herein (including, without limitation, disclosure of the purchase price, parties or other terms of such transactions), and neither Buyer nor Seller shall issue any such press release or make any such statement or disclosure without the approval of the other, except that no such approval shall be required for disclosures (i) in conjunction with any securities filing or shareholder communication, or (ii) to the attorneys and accountants representing Buyer or Seller in connection with the transactions proposed hereunder.

10.11    Bulk Sales Act Indemnity.

         Seller agrees to indemnify and hold Buyer harmless for and against all damages, liabilities and costs of any kind suffered or incurred by Buyer as a result of Seller's failure to comply with the requirements of any applicable Bulk Sales Act.

10.12    Enforcement of Restrictive Covenants Against Employees.

         The parties acknowledge and agree that Seller has agreed to assign to Buyer pursuant to the Assignment Agreement, among other things, the rights of Seller to enforce restrictive covenants entered into between Seller and employees of the Service Business who are not employed by Buyer after the Closing (the "Former Employees"). Seller agrees to assist Buyer in the enforcement of such restrictive covenants against the Former Employees, or to institute legal proceedings in Seller's name against the Former Employees to enforce such restrictive covenants, if requested by Buyer.

10.13    License of Technology.

         Seller hereby grants to Buyer an exclusive (other than (i) for Seller's own use solely in connection with Seller's business outside the United States (ii) Licenses granted prior to the date hereof by Seller to resellers of Seller's 8500 Products and (iii) Licenses granted prior to the date hereof by Seller to customers of Seller who perform self-maintenance on Seller's 8500 Products), perpetual, irrevocable, royalty-free license to utilize, in the United States and solely in connection with the provision of warranty, maintenance, spare parts repair and technical support services in the United States, all schematics, manuals, engineering documentation and work papers, diagnostics, microcode software and documentation required for the performance of maintenance, spare parts repair and technical support relating to the Series 8500 Products including without limitation the equipment covered under the Customer Contracts (all such items being herein referred to as "Documentation"). The parties intend the aforementioned license to be a technology license within the meaning of the federal bankruptcy laws. In addition, Seller shall promptly provide Buyer will all newly-developed, updated, revised or modified Documentation and all such Documentation shall be included in, and subject to, the terms and conditions of the license granted above. Also, Buyer may sublicense its rights under such license to third parties who perform such services on behalf of Buyer.

         Seller agrees that it shall not grant any License, or otherwise transfer, any rights to a third party which are inconsistent with, or conflict with, the License granted to Buyer hereunder.

10.14    Spare Parts Inventory Level.

         If the Spare Parts Inventory delivered by Seller to Buyer on the Closing Date is less than the quantity listed on Schedule 1.1(b)(v) hereto, then Seller shall deliver the missing quantity of spare parts to Buyer within thirty (30) days after Closing.

10.15    Technical Support/Consulting Services by Seller.

         For a period of six (6) months following the Closing (the "Support Period"), Seller shall make available at no charge and as needed to Buyer technical support services from Seller's escalation call center employees located at Milpitas, California. Such services shall be made available twenty-four (24) hours per day, seven (7) days a week. In addition, Seller agrees that during the Support Period Buyer may use at no charge the services of Seller's employee John Hammond for engineering support services, or if John Hammond is unavailable, another person having comparable experience and expertise. Furthermore, Seller shall provide to Buyer at no charge during the Support Period one hundred (100) hours of consulting services by employees of Seller regarding the processes, techniques, methods, tools etc. used in the repair of the Spare Parts Inventory.

10.16    Clarify Software and Database.

         After the Closing, Seller shall permit Buyer to have unlimited use of 10 seats (Licenses) for the Clarify Software utilized in the Service Business at no charge for as long as needed by Buyer in connection with Buyer's operation of the Service Business. Also, Seller will allow Buyer after the Closing to have access to Seller's database and knowledge base (e.g. history of technical support problems with regard to the Series 8500 Products) on the Clarify software as needed by Buyer until such time as Buyer converts such database information to Buyer's computer systems and for a period of one hundred twenty (120) days thereafter. In addition, at the time of Closing, Seller shall deliver to Buyer a complete copy of such database and shall provide Buyer at no charge with an updated database at the end of each calendar quarter following the Closing and a final update at the time Buyer converts such database information to Buyer's computer systems.

10.17    Exclusive Warranty Provider; Sale of Spare Parts.

         (a) For a period of five (5) years after the Closing Date (the "Five Year Term"), Seller agrees that Buyer shall be Seller's exclusive provider of warranty, extended warranty, telephone technical support services and educational and training services in the United States for the Series 8500 Products sold by Seller during the Five Year Term, or sold by Seller prior to the Closing which have a remaining warranty period as set forth on Schedule 10.17(a) attached hereto as may be amended upon the mutual agreement of the parties. As compensation for providing such service, Seller shall pay to Buyer the fee set forth in Schedule 10.17(a) hereto.

                  Notwithstanding the foregoing, it is understood and agreed that the provision of such services by resellers of Series 8500 Products shall not constitute a breach of this Section
                  10.17 by Seller, provided Seller does not directly, or indirectly, assist or support resellers in providing such services unless mutually agreed by Seller and Buyer in writing.

         (b) During the two (2) year period after the Closing, if requested by Buyer, Seller shall sell to Buyer spare parts for the Series 8500 Products which are necessary for Buyer to perform its obligations under this Agreement at a price equal to Seller's then standard cost.

10.18    Accounts Receivable Payment.

         If either party (or any affiliate thereof) at any time receives any funds from any third party that are properly payable to the other party, the party receiving such funds shall promptly remit such funds to the party entitled to such funds.

10.19    Transition Period.

         At the Closing, Seller and Buyer shall enter into a Transition Services Agreement (the "Transition Agreement") in the form of Exhibit G attached hereto regarding Buyer's use of certain of Seller's employees and offices following the Closing.

10.20    Erosion Caused by Product Replacement.

         Seller acknowledges that Buyer has advised Seller of Buyer's concern regarding potential cancellations or non-renewals of Customer Contracts by customers after the Closing due to customers purchasing equipment from Seller or a successor to Seller's business or a permitted assigns to this Agreement, or from third parties such as resellers to whom Seller has sold equipment to replace the Series 8500 Products covered under the Customer Contracts. Therefore, Seller and Buyer agree that if during any of the two (2) twelve month periods beginning June 1, 1997 (each such period hereinafter referred to as a "Measurement Period") Buyer has received notices of (i) cancellations or non-renewals of Customer Contracts or (ii) the removal of Series 8500 Products from coverage under Customer Contracts, due to customers having purchased or leased replacement equipment manufactured or sold by Seller, or a successor to Seller's business, or a reseller of Seller's Products after the Closing which results in Buyer's loss of an aggregate monthly revenue (the "Displaced MMC") of more than $60,000 during any such Measurement Period, Seller, or the successor to Seller's business, as the case may be, shall pay to Buyer within sixty (60) days after written notice thereof an amount equal to six (6) times the amount of the

         Displaced MMC in excess of $60,000. Seller shall have the right, upon reasonable notice to Buyer and during normal business hours, to review Buyer's books and records regarding Buyer's calculation of the Displaced MMC.

ARTICLE XI: TERMINATION

11.1     Termination.

         This Agreement may be terminated at any time prior to the time of Closing by:

         (a) Buyer, if the conditions set forth in Article VIII hereof have not been satisfied by the Closing Date:

         (b) Seller, if the conditions set forth in Article IX hereof have not been satisfied by the Closing Date; or

         (c) the mutual written consent of Buyer and Seller by each of them.

11.2     Effect of Termination.

         If a party terminates or all parties terminate this Agreement pursuant to Section 11.1 hereof, this Agreement shall become null and void without any liability of any party hereunder.

ARTICLE XII: MISCELLANEOUS PROVISIONS

12.1     Survival of Representations and Warranties.

         All representations and warranties made by each party in this Agreement or the Transaction Documents, or in any exhibit, list, certificate or document delivered by any such party pursuant thereto shall survive the Closing, for a period of two (2) years thereafter, and notwithstanding any investigation conducted before or after the Closing or the decision of any party to complete the Closing, each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth herein.

12.2     Costs and Expenses.

         Except as otherwise expressly provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

12.3     Finders.

         No broker or finder has acted for either party in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings, or arrangements with Buyer or Seller. Buyer and Seller shall indemnify and hold the other harmless from and against any broker's or finder's fee or commission arising from or in any way connected with this Agreement or the transactions contemplated hereunder.

12.4     Assignment.

         This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, including any purchaser of the Seller's business or assets. This Agreement is not intended to confer upon any person, except the parties hereto, any rights or remedies hereunder.

12.5     Effect and Construction of this Agreement.

         This Agreement and the Exhibits hereto embody the entire Agreement and understanding of the parties and supersede any and all prior agreements, arrangements, and understandings relating to matters provided for herein. The captions are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts will constitute one and the same instrument.

12.6     Cooperation.

         Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement.

12.7     Notice.

         All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by facsimile, or certified or registered mail, postage prepaid, properly addressed to the party entitled to receive such notice at the address stated below:

                  If to Seller:     NetFRAME Systems Incorporated
                                    1545 Barber Lane
                                    Milpitas, California 95035
                                    Attn: Mr. Terry Hartsfield
                                          Vice President, Customer Satisfaction
                                          and Chief Quality Officer
                                    Fax:  408-474-4228

                  If to Buyer:      Corporate Development Executive
                                    DecisionOne Corporation
                                    50 East Swedesford Road
                                    Frazer, PA 19355
                                    Fax:  610-296-9746

                  With a copy to:   Vincent M. Dadamo, Esquire
                                    DecisionOne Corporation
                                    50 East Swedesford Road
                                    Frazer, PA 19355
                                    Fax:  610-408-3820

12.8     Waiver, Discharge, Etc.

         This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by its duly authorized officers or representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof.

12.9     Rights of Persons Not Parties.

         Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than permitted successors and assigns of the parties hereto.

12.10    Governing Law/Jurisdiction.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles. Any dispute or claim arising out of or relating to this Agreement or any other agreements delivered by the parties to each other at the Closing, or breach thereof shall be settled solely and exclusively by binding arbitration in the City of Philadelphia, PA in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. The prevailing party in such arbitration shall be entitled to recover its reasonable attorney's fees from the other party. Any award entered by the arbitrators will be final, binding and nonappealable and judgment may be entered by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision will be specifically enforceable. The arbitrators will not have the power to direct equitable relief.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first above written.

                               DECISIONONE CORPORATION


                               By: /s/ Tracey Draeger
                                  ---------------------------

                               Title: Corporate Development Executive


                               NETFRAME SYSTEMS INCORPORATED


                               By: /s/ Terry Hartsfield
                                  ---------------------------

                               Title: VP, Customer Satisfaction and Chief
                                        Quality Officer

                                   EXHIBIT "A"


                              ASSIGNMENT AGREEMENT


         For and in consideration of DecisionOne Corporation, a Delaware corporation ("Assignee") agreeing to enter into the Asset Purchase Agreement dated May __, 1997 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NetFRAME Systems Incorporated, a Delaware corporation with its principal offices at 1545 Barber Lane, Milpitas, California 95035 ("Assignor") hereby sells, transfers, assigns and sets over to Assignee all of the Assignor's right, title, and interest in and to those certain spare parts and technical support agreements and other agreements entered into between Assignor and its various customers as more fully identified on Exhibit A hereto (the "Agreements") as they relate solely to the Service Business (as defined in the Asset Purchase Agreement).

         Assignee hereby accepts the foregoing Assignment and agrees, effective on May 24, 1997, to perform the terms, covenants and conditions of the Agreements on the part of the Assignor thereunder to be kept and performed as they relate solely to the Service Business (as defined in the Asset Purchase Agreement) arising after May 24, 1997, subject to and in accordance with the terms and conditions of the Asset Purchase Agreement.

         Executed this 21st day of May 1997.

                                   NetFRAME Systems Incorporated



                                   By:____________________________

                                   Title:_________________________


                                   DECISIONONE CORPORATION



                                   By:____________________________

                                   Title:_________________________

                                   EXHIBIT "B"


                                  BILL OF SALE


KNOW ALL MEN BY THESE PRESENTS:


         That NetFRAME Systems Incorporated, a Delaware corporation, with its principal offices at 1545 Barber Lane, Milpitas, California 95035 ("Seller"), for and in consideration of the agreements, and covenants undertaken by DecisionOne Corporation, a Delaware corporation ("Buyer") pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of May __, 1997, by and between, Seller and Buyer, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by Seller, does by these presents, sell, transfer, and convey to Buyer all of Seller's right, title and interest in and to the assets set forth in Exhibit A attached to this Bill of Sale (the "Assets").

         TO HAVE AND TO HOLD the Assets by Buyer, its successors and assigns for its or their own use, benefit and behalf forever.

         This Bill of Sale shall be subject to the terms and conditions set forth in the Asset Purchase Agreement.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the 21st day of May, 1997.


                                     NetFRAME Systems Incorporated



                                     By:_________________________________

                                     Title:______________________________

          Exhibit C - Form of Seller's Standard Maintenance Agreement

[NETFRAME LOGO]
1545 BARBER LANE, MILPITAS, CA  95035
CUSTOMER SELF-MAINTENANCE AGREEMENT
This Agreement is between NetFRAME Systems Incorporated, herein referred to as "NetFRAME", and _____________________ herein referred to as "Customer".

================================================================================

1.   DESCRIPTION OF SERVICES

1.1 NetSERVICE Customer Self-Maintenance provides remedial telephone assistance for NetFRAME Hardware and Software products during the Principal Period of Maintenance. In the event that a covered Hardware or Software Product fails to operate substantially as described in the user documentation for such products, Customer shall report the problem to NetFRAME. Remedial maintenance will include actions to verify the problem and to determine conditions under which such problems may re-occur. After such verification and determination, NetFRAME will promptly provide the appropriate action to resolve the problem.

1.2 Calls will be immediately transferred to the first available engineer for the fastest possible solution. If immediate access to one of NetFRAME's Technical Support engineers is not available, NetFRAME will make every effort to respond within one (1) hour of receipt of the call. All service requests will follow procedures for problem resolution, escalation management, and software problem correction.

1.3 NetFRAME will provide Customer with Returned Material Authorization procedures for return of a defective part. If the failed part is covered by warranty, then NetFRAME will ship a replacement part via ground transportation upon receipt of the defective item. Such replacement part may be new or refurbished. If emergency shipment is required, NetFRAME will ship the replacement part for next day delivery subject to NetFRAME's expedite fees and additional shipping costs.

1.4 NetFRAME will provide telephone support in the general use of the covered Hardware Products, Software Products, and specified Third Party Products provided that Customer has completed minimum training as described in
     Section 2.1.

1.5 In the event of a catastrophic system down situation that cannot be resolved by Customer's support staff NetFRAME may, at its sole discretion, send a Technical Support Engineer to the site to resolve the problem. A NetFRAME Technical Support Engineer will be dispatched only after all other reasonable options have been exhausted. NetFRAME's current charges for such consulting services shall apply.

1.6 NetFRAME will make the latest technical information, product and service notes with respect to Hardware and Software Products available from time to time to Customer via NetFAX, our automated fax back system or NetFRAME's Bulletin Board section on CompuServe Information Service. Customer is responsible for obtaining a CompuServe account.

1.7 NetFRAME will provide support under this Agreement for Hardware Products that have not been obsolete for more than a period of five (5) years since the date of obsolescence announced by NetFRAME.

1.8 NetFRAME will provide telephone support under this Agreement for the previous Update or Release of a NetFRAME Software Product or Third Party Software Product that have not been obsolete for a period of ninety (90) days since the FCS Release Date of the current Software Product Update or Release, or Third Party Software Product Update or Release.

1.9 NetFRAME reserves the right to exclude from coverage under this Agreement any Software or Hardware Products that are modified by Customer, or which are used in a manner that is inconsistent with the intended use of such products.

2.   CUSTOMER RESPONSIBILITIES

2.1 Customer agrees to perform network troubleshooting and diagnosis of NetFRAME Hardware and Software Products, and Third Party Products as directed by NetFRAME Technical Support Engineers. In order to perform such tasks, Customer agrees to have two (2) employees complete the NetFRAME training requirements in addition to training on the Network Operating System in use at the site. Such training will be scheduled within thirty
     (30) days of the effective date of this Agreement.

2.2 Should Customer's designated technical contact personnel change during the term of this Agreement, Customer agrees that any newly designated contacts complete the minimum training within thirty (30) days of such change.

2.3 Customer agrees to either (1) purchase or rent and maintain an on site hardware spare parts kit that will be used as needed in the event of a hardware failure, and to designate a safe and secure storage area, or (2) to make provision for spare parts through NetFRAME's Spares Depot Service.

2.4 In the event that Customer chooses not to maintain spares on site, Customer accepts the risk that system downtime may exceed 4 hours. NetFRAME recommends on site spares to minimize downtime.

2.5 Customer agrees to maintain a current on site hardware and software maintenance agreement that covers non-NetFRAME network hardware and software products that shall cover at minimum: same day on site hardware problem diagnosis and repair, installation services, and the provision of spare parts.

2.6 If any support is provided under the terms of this Agreement and it is determined that the reported problem is not the result of an error in a NetFRAME provided Software Product or Hardware Product, such remedial support may, at NetFRAME's option, be invoiced at Consulting Service rates in accordance with the current NetFRAME published price list

NetFRAME and Customer acknowledge that they have read this Agreement, including any Addenda, understand them and agree to be bound by their terms and conditions including the terms and conditions contained on the back of this Agreement, including but not limited to the warranty disclaimer.

CUSTOMER:_________________________       NETFRAME SYSTEMS INCORPORATED
ADDRESS:__________________________       1545 BARBER LANE
        __________________________       MILPITAS, CA  95035
TELEPHONE:________________________       (408) 474-1000
TITLE:____________________________       MANAGER, CUSTOMER SERVICE PROGRAMS
SIGNATURE:________________________       SIGNATURE:____________________________

Customer's signature on this form constitute s acknowledgment and acceptance of the following terms and conditions, as well as any terms and conditions listed on the reverse side, which as a whole shall constitute an agreement "Agreement" between the parties governing the provision of services by NetFRAME for certain products at Customer's locations

3.   DEFINITIONS

3.1 "Release" shall mean a new version of Software Products or Third Party Software Products offering extended capabilities or enhanced performance.

3.2 "System Support Site" shall mean the location where one or more NetFRAME Hardware Products are installed.

3.3 "Support Contacts" shall mean the person(s) listed in the Equipment Schedule, authorized by Customer to request service from NetFRAME. Customer will provide NetFRAME with written notification of any change in the designated Support Contacts.

3.4 "Principal Period of Support" shall mean a period of time, 6:00 a.m. to 6:00 p.m. PT Monday through Friday, unless otherwise specified in the applicable Schedule, when support services will be available from NetFRAME.

3.5 "Extended Coverage Options" shall mean optional periods of support that may include Monday through Friday, twenty-four (24) hours, or Monday through Sunday, twenty-four (24) hours. Access to NetFRAME Technical Support Engineers during the Extended Coverage Periods may be via a paging system. Additional charges shall apply to Extended Coverage Options.

3.6 "FCS Release Date" shall mean the date that Hardware Products, Software Products, and Third Party Software Products are first shipped from NetFRAME and the date NetFRAME gives Customer notice of such product.

3.7 "Incident" shall mean a complete support event, including all telephone calls, FAXES, and other communications between NetFRAME and Customer until the reported problem is resolved. Incidents shall include and begin with the first telephone call to NetFRAME for assistance with a technical problem related to the Software and Hardware that together comprise the fileservers and the network operating system.

4.   TERM

4.1 Upon execution of the Agreement and all applicable Schedule documents by Customer and NetFRAME, this Agreement shall become effective on the date stated and shall continue for a period of twelve (12) months. This Agreement shall automatically renew for an additional twelve (12) months at the end of each twelve (12) months unless either party gives the other party Notice of Non-renewal at least thirty (30) days in advance of the end of the term or any extension thereof. Customer and NetFRAME shall execute renewal Schedule forms for the products to be covered for the renewal term within thirty (30) days of expiration of the term or any extension thereof. NetFRAME shall give Customer written notice of any price increases within thirty (30) days of the end of the term or any extension thereof.

5.   CHARGES

5.1 Each Schedule executed by Customer and NetFRAME under this Agreement shall list the standard support charges for the listed Software Products and Hardware Products and for any required Training Classes. Charges are payable annually in advance.

5.2 NetFRAME may change the charges specified in each Schedule after the initial one (1) year term of the Schedule. Such new charges shall not become effective until thirty (30) days after NetFRAME has given Customer written notice of the charges. The new charges shall be specified in a new mutually executed Schedule form covering the renewal term. Any new charges will not exceed the current published NetFRAME prices for support services on the Renewal Date of the original Schedule form.

5.3  Prices listed do not include any applicable taxes.

6.   WARRANTY DISCLAIMER

     NetFRAME will use commercially reasonable efforts to provide the support services requested by Customer under this Agreement in a professional and workmanlike manner, but NetFRAME cannot guaranty that every question or problem raised by Customer will be resolved. NETFRAME MAKES, AND CUSTOMER RECEIVES, NO WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, ARISING IN ANY WAY OUT OF, RELATED TO, OR UNDER THIS AGREEMENT OR THE PROVISION OF MATERIALS OR SERVICES THEREUNDER, AND NETFRAME SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.   LIMITATION OF LIABILITY

     NetFRAME's liability to Customer for loss or damage from any cause whatsoever, and regardless of the form of action, whether in contract, in tort or under any statute, including negligence and strict liability, shall be limited to twelve (12) months' charges at the rate in effect on the date the cause of action arose, for the copy of the Hardware Product or Software Product that caused the damage or that is the subject matter of the cause of action. IN NO EVENT SHALL NETFRAME BE LIABLE FOR ANY COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES SUCH AS LOSS OF DATA, LOSS OF ANTICIPATED PROFITS, OR ANY OTHER ECONOMIC LOSS IN CONNECTION WITH OR OTHERWISE ARISING OUT OF THE EXISTENCE, FURNISHING, FUNCTION, FAILURE OR CUSTOMER'S USE OF ANY PRODUCT OR SERVICES PROVIDED FOR IN THIS AGREEMENT, EVEN IF NETFRAME WAS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. CUSTOMER FURTHER AGREES AND ACKNOWLEDGES THAT NETFRAME VENDORS/LICENSERS SHALL NOT BE LIABLE TO CUSTOMER FOR ANY DAMAGES SUFFERED OR INCURRED BY CUSTOMER, INCLUDING WITHOUT LIMITATION, GENERAL, INDIRECT OR CONSEQUENTIAL DAMAGES, PROVIDED THAT THIS LIMITATION WITH RESPECT TO NETFRAME'S SUPPLIERS SHALL NOT BE CONSTRUED TO LIMIT OR ENLARGE NETFRAME'S LIABILITY.

8.   GENERAL

8.1 EXCUSABLE DELAYS. Neither NetFRAME nor Customer shall be liable or deemed to be in default for any delay or failure to perform its obligations (other than payment of money due) under this Agreement resulting from events beyond its reasonable control and without its fault or negligence, or otherwise excusable under applicable law.

8.2 ASSIGNMENT. Customer may not assign this Agreement or any rights herein without the prior written consent of NetFRAME. NetFRAME may assign its rights herein, but may not, without the prior consent of Customer, delegate its obligations hereunder except to a parent or subsidiary of NetFRAME or to an entity acquiring substantially all of NetFRAME's business relating to the services covered by this Agreement.

8.3 NOTICE. Any notices or consents required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed or delivered by hand (against receipt) to the address listed in this Agreement.

8.4 DEFAULT. If Customer defaults in the performance of any material provision of this Agreement and fails to cure such default within sixty (60) days from receipt of written notice, NetFRAME shall have the right to suspend performance under each applicable Schedule, terminate each applicable Schedule, and pursue all remedies at law or in equity. If NetFRAME defaults in the performance of any material provision of this Agreement and fails to cure such default within sixty (60) days from receipt of written notice, Customer shall have the right to terminate each applicable Schedule.

8.5 SEVERABILITY. If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions shall in no way be affected or impaired thereby.

8.6 GOVERNING LAWS. The validity of this Agreement and the rights, obligations and relations of the parties hereunder shall be determined under the substantive law of the State of California without reference to conflict of laws principles.

8.7 LEGAL ACTION. No action, regardless of form, arising out of the transactions under this Agreement, may be brought by either party more than two (2) years after the cause action arises.

8.8 ENTIRE AGREEMENT. This Agreement including the Schedules executed hereunder constitute the entire agreement between the parties with respect to the subject matter thereof and supersedes all proposals oral or written, all previous negotiations and all previous communications between the parties with respect hereto. Any provisions, terms or conditions of Customer purchase orders that are, in any way, inconsistent with or in addition to the terms and conditions of this Agreement, except those additional provisions specifying shipping instructions, shall not be binding upon NetFRAME and shall have no applicability hereunder. No representation or promise not specifically stated in this Agreement shall be binding on NetFRAME. The terms of this Agreement may not be waived, amended or supplemented except in a written addendum executed by NetFRAME and Customer. This Agreement and any modifications can only be executed by authorized representatives of NetFRAME and Customer.

9.   CUSTOMER RESPONSIBILITIES

9.1 Customer must be licensed to use the respective Software Products, Hardware Products and Third Party Products that will be covered by this Agreement.

9.2 Customer will install, or arrange to have installed, new Updates or Releases of Software Products within ninety (90) days of receipt.

9.3 Customer acknowledges responsibility for data integrity of Customer's NetFRAME systems, and will maintain backups and archival copies of such data.

9.4 Customer shall maintain a remote dial-in support capability, and at NetFRAME's request permit NetFRAME access to all systems listed in the Equipment Schedules for performance of its obligations herein stated.

9.5 Customer shall at all times operate all NetFRAME Hardware Products, Software Products and Third Party Products in accordance with all specifications and restrictions as specified in the user documentation.

9.6 Customer shall assist NetFRAME in the diagnosis of reported problems by performing reasonable hardware or software tests requested by NetFRAME Technical Support Engineers.

9.7 Customer shall implement any reasonable repair activity, Update, Release, workaround or other solution provided by NetFRAME to address a reported problem. Customer's failure to implement such action within thirty (30) days after NetFRAME makes such action available will relieve NetFRAME of its obligations to provide support for problems that would have been corrected by such implementation.

9.8 Customer shall return, upon NetFRAME's request and at Customer's expense, any and all equipment or media that may be loaned by NetFRAME to Customer pursuant to the support provided under this Agreement.

9.9 All NetFRAME software, third party products and the corresponding systems eligible for support under this Agreement must be listed in the applicable Schedule. In the event that additional NetFRAME software, third party products or hardware are subsequently installed at the System Support Site, such additional products and cost of support shall be listed by serial number on a mutually executed Schedule. All NetFRAME Hardware Products must be listed and covered on an equipment Schedule. Payment for the support of additional products will be submitted to NetFRAME before initiating support services.

[NETFRAME LOGO]
1545 BARBER LANE, MILPITAS, CA  95035
PARTSDEPOT SUBSCRIPTION AGREEMENT
This Agreement is between NetFRAME Systems Incorporated, herein referred to as "NetFRAME", and _________________________, herein referred to as "Subscriber".

================================================================================

1.   DESCRIPTION OF SERVICES

1.1 NetFRAME PartsDEPOT subscription provides for locally stocked Service Spares Inventory available for service related activities by Subscriber. Access is limited to Authorized Callers as listed on a fully executed Subscriber Registration form and is available seven days a week, twenty-four hours a day, via a NetFRAME provided toll-free telephone number. NetFRAME will provide individualized PIN access codes for each Authorized Caller.

1.2 When an installed part fails on a registered system, Subscriber will request a replacement part from the PartsDEPOT inventory and return the failed part to NetFRAME postage prepaid according to NetFRAME's Return Material Authorization (RMA) process.

1.3 Depending on the subscription ordered, NetFRAME's PartsDEPOT will deliver a replacement item from its Service Spares Inventory according to the following guidelines:
         a) Local Subscription -- Subscriber will have access to one PartsDEPOT location with parts delivery within four hours if the subscribion is within one-hundred (100) miles of the subscribed PartsDEPOT. For 2 hour Local, delivery will be within 2 hours if the registered subscription is within fifty (50) miles of the PartsDEPOT. Delivery is based on location and subscription type.
         b) Next Business Day Delivery Subscription -- Subscriber will have access to our Central PartsDEPOT location with parts delivery on the next business day after Subscriber's call.
         c) National Subscription -- Subscriber will have access to all PartsDEPOT locations. Parts delivery will be within four (4) hours of Subscriber's call if the delivery location is within one hundred
            (100) miles of a PartsDEPOT. Delivery will be on the next business day after Subscriber's call if the delivery location is outside one hundred (100) miles of a PartsDEPOT location.

1.4 Invoicing for the ordered part will be governed by the terms of either (a) NetFRAME's standard warranty provided with product, (b) NetFRAME's Extended Parts Warranty Agreement, or (c) NetFRAME's out-of-warranty repair charges in effect.

1.5 Should an item fail that Subscriber has not registered, NetFRAME will make every effort to ship a replacement component but is not responsible for delays or system downtime. In such event, emergency shipments for next day delivery or counter-to-counter are subject to NetFRAME's current expedite fees.

2.   SUBSCRIBER RESPONSIBILITIES

2.1 Subscriber agrees to register with NetFRAME each system location and configuration that will be covered by this Agreement as a Subscriber Registered Site. All systems must be registered and all equipment for a system must be identified on the registration.

2.2 Subscriber agrees to provide NetFRAME with a list of Authorized Callers and agrees to notify NetFRAME of any changes to its Authorized Users within seven (7) days of such change. Subscriber agrees to be responsible for any unauthorized usage of assigned PIN numbers.

2.3 All NetFRAME product and third party products eligible for support under this Agreement must be listed in the applicable Subscriber Registration. Subscriber agrees to notify NetFRAME of any change to the installed configuration including upgrades or new installations within seven (7) days of the upgrade or installation in order to allow NetFRAME to upgrade the PartsDEPOT accordingly.

2.4 Subscriber's signature on this Agreement shall serve as authorization for NetFRAME to invoice Subscriber and Subscriber's agreement to pay any invoice generated by NetFRAME for services or product delivered under the terms of this Agreement. NetFRAME will reference this Agreement's contract number instead of a Subscriber Purchase Order on any invoice generated as a result of this Agreement. Such invoices shall include:

     a. Repair for any item determined by NetFRAME to be out of warranty b. Any defective item not returned to NetFRAME according to NetFRAME's RMA procedures c. Requests for delivery of parts outside of the contracted service delivery d. Replacement charges for any item found by NetFRAME to be damaged e. Attempts to return product of non-NetFRAME origin.

2.5 Subscriber is liable for loss or damage of any PartsDEPOT inventory that is in the possession of the customer.

2.6 Subscriber is responsible for all expendable or consumable materials as might be necessary for the operation of the NetFRAME equipment. These items are not available under the terms of the PartsDEPOT Agreement.

2.7 Subscriber shall at all times operate all NetFRAME and third-party products in accordance with all specifications and restrictions as specified in the user documentation.

2.8 This Agreement does not entitle Subscriber to remedial technical assistance to perform problem diagnostics. Such technical support shall be provided by NetFRAME under the terms of either a NetSERVICE Agreement or a Business Partner Authorization Agreement.

NetFRAME and Subscriber acknowledge that they have read this Agreement, including any Addenda, understand them and agree to be bound by their terms and conditions including the terms and conditions contained on the back of this Agreement, including but not limited to the warranty disclaimer.

SUBSCRIBER:_______________________       NETFRAME SYSTEMS INCORPORATED
ADDRESS:__________________________       1545 BARBER LANE
        __________________________       MILPITAS, CA  95035
TELEPHONE:________________________       (408) 474-1000
TITLE:____________________________       MANAGER, CUSTOMER SERVICE PROGRAMS
SIGNATURE:________________________       SIGNATURE:____________________________

Subscriber's signatures on the reverse side of this form constitute s acknowledgment and acceptance of the following terms and conditions, as well as any terms and conditions listed on the reverse side, which as a whole shall constitute an agreement "Agreement" between the parties governing the provision of services by NetFRAME for certain products at Subscriber's locations.

3.   DEFINITIONS:  The following terms may be applicable t to this agreement:

3.1 "Subscriber Registered Site" shall mean Subscribers installed locations and NetFRAME equipment configuration as identified on the Subscriber Registration Forms.

3.2 "Authorized Caller" shall mean Subscriber employees who are identified by Subscriber to act on its behalf in requesting service parts from the NetFRAME PartsDEPOT and who have completed NetFRAME Business Partner Training. Subscriber will provide NetFRAME with written notification of any change in the designated Authorized Caller list. Unless otherwise agreed to in writing, no more than four (4) Authorized Callers shall be designated for each PartsDEPOT contract.

3.3 "Per Incident Usage Fees" shall mean activity transaction charges applicable for each part requested from a NetFRAME PartsDEPOT. that is out of warranty.

3.4 "Service Spares Inventory" shall consist of NetFRAME's recommended spares inventory based on statistically predicted failure rates for registered system configurations.

3.5  "PartsDEPOT" shall mean NetFRAME's  Service Spares Inventory locations.

4.   TERM

4.1 Upon execution of the Agreement and all applicable Registration documents by Subscriber and NetFRAME, this Agreement shall become effective on the date stated and shall continue for a period of twelve (12) months. This Agreement shall automatically renew for additional twelve (12) month periods at the end of the initial twelve (12) months unless either party gives the other party Notice of Non-renewal at least thirty (30) days in advance of the end of the term or any extension thereof. Subscriber and NetFRAME shall execute renewal Registration forms for the products to be covered for the renewal term within thirty (30) days of expiration of the term or any extension thereof. NetFRAME shall give Subscriber written notice of any Subscription price increases within thirty (30) days of the end of the term or any extension thereof. With thirty (30) days notice, NetFRAME reserves the right to adjust the Per Incident fees at any time during the term of this Agreement.

5.   CHARGES

5.1 Each Registration executed by Subscriber under this Agreement shall list the Hardware Products being covered by this Agreement. Annual Subscription Charges are payable annually in advance. Any additional invoices presented to Subscriber under this Agreement shall be payable within thirty (30) days of issue.

5.2 NetFRAME may change the charges for the Annual Subscription and for per incident charges after the initial one (1) year term. Such new charges shall not become effective until thirty (30) days after NetFRAME has given Subscriber written notice of the charges. Any new charges will not exceed the current published NetFRAME prices for support services on the renewal date of the original Schedule form.

5.3  Prices listed do not include any applicable taxes.

6.   WARRANTY DISCLAIMER

     NetFRAME will use commercially reasonable efforts to provide the support services requested by Subscriber under this Agreement in a professional and workmanlike manner, but NetFRAME cannot guarantee that every question or problem raised by Subscriber will be resolved. NETFRAME MAKES, AND CUSTOMER RECEIVES, NO WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, ARISING IN ANY WAY OUT OF, RELATED TO, OR UNDER THIS AGREEMENT OR THE PROVISION OF MATERIALS OR SERVICES THEREUNDER, AND NETFRAME SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.   LIMITATION OF LIABILITY

     NetFRAME's liability to Subscriber for loss or damage from any cause whatsoever, and regardless of the form of action, whether in contract, in tort or under any statute, including negligence and strict liability, shall be limited to twelve (12) months' charges (at the rate in effect on the date the cause of action arose) for the copy of the Hardware Product that caused the damage or that is the subject matter of the cause of action. IN NO EVENT SHALL NETFRAME BE LIABLE FOR ANY COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES SUCH AS LOSS OF DATA, LOSS OF ANTICIPATED PROFITS, OR ANY OTHER ECONOMIC LOSS IN CONNECTION WITH OR OTHERWISE ARISING OUT OF THE EXISTENCE, FURNISHING, FUNCTION, FAILURE OR CUSTOMER'S USE OF ANY PRODUCT OR SERVICES PROVIDED FOR IN THIS AGREEMENT, EVEN IF NETFRAME WAS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. CUSTOMER FURTHER AGREES AND ACKNOWLEDGES THAT NETFRAME VENDORS/LICENSERS SHALL NOT BE LIABLE TO CUSTOMER FOR ANY DAMAGES SUFFERED OR INCURRED BY CUSTOMER, INCLUDING WITHOUT LIMITATION, GENERAL, INDIRECT OR CONSEQUENTIAL DAMAGES, PROVIDED THAT THIS LIMITATION WITH RESPECT TO NETFRAME'S SUPPLIERS SHALL NOT BE CONSTRUED TO LIMIT OR ENLARGE NETFRAME'S LIABILITY.

8.   GENERAL

8.1 EXCUSABLE DELAYS. Neither NetFRAME nor Subscriber shall be liable or deemed to be in default for any delay or failure to perform its obligations (other than payment of money due) under this Agreement resulting from events beyond its reasonable control and without its fault or negligence, or otherwise excusable under applicable law.

8.2 ASSIGNMENT. Subscriber may not assign this Agreement or any rights herein without the prior written consent of NetFRAME. NetFRAME may assign its rights herein, but may not, without the prior consent of Subscriber, delegate its obligations hereunder except to a parent or subsidiary of NetFRAME or to an entity acquiring substantially all of NetFRAME's business relating to the services covered by this Agreement.

8.3 NOTICE. Any notices or consents required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed or delivered by hand (against receipt) to the address listed in this Agreement.

8.4 DEFAULT. If Subscriber defaults in the performance of any material provision of this Agreement and fails to cure such default within sixty
     (60) days from receipt of written notice, NetFRAME shall have the right to suspend performance under each applicable Schedule, terminate each applicable Schedule, and pursue all remedies at law or in equity. If NetFRAME defaults in the performance of any material provision of this Agreement and fails to cure such default within sixty (60) days from receipt of written notice, Subscriber shall have the right to terminate each applicable Registration.

8.5 SEVERABILITY. If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions shall in no way be affected or impaired thereby.

8.6 GOVERNING LAWS. The validity of this Agreement and the rights, obligations and relations of the parties hereunder shall be determined under the substantive law of the State of California without reference to conflict of laws principles.

8.7 LEGAL ACTION. No action, regardless of form, arising out of the transactions under this Agreement, may be brought by either party more than two (2) years after the cause action arises.

8.8 ENTIRE AGREEMENT. This Agreement including the Registrations executed hereunder constitutes the entire agreement between the parties with respect to the subject matter thereof and supersedes all proposals oral or written, all previous negotiations and all previous communications between the parties with respect hereto. Any provisions, terms or conditions of Subscriber purchase orders that are, in any way, inconsistent with or in addition to the terms and conditions of this Agreement, except those additional provisions specifying shipping instructions, shall not be binding upon NetFRAME and shall have no applicability hereunder. No representation or promise not specifically stated in this Agreement shall be binding on NetFRAME. The terms of this Agreement may not be waived, amended or supplemented except in a written addendum executed by NetFRAME and Subscriber. This Agreement and any modifications can only be executed by authorized representatives of NetFRAME and Subscriber.

9.   PROGRAM LIMITATIONS

9.1 This Agreement is limited to product originally purchased or acquired from NetFRAME. Any item found to be of non-NetFRAME origination will be returned to Subscriber and Subscriber will be invoiced for replacement costs, handling and freight.

9.2  PartsDEPOT replacement parts will be new or warranted to be like new.

[NETFRAME LOGO]
1545 BARBER LANE, MILPITAS, CA  94035
NETPHONE SERVICE AGREEMENT
This Agreement is between NetFRAME Systems Incorporated, herein referred to as "NetFRAME", and ___________________________, herein referred to as "Customer".

================================================================================

1.   DESCRIPTION OF SERVICE

1.1 NetPHONE provides remedial telephone assistance for NetFRAME Hardware and Software products during the Principal Period of Maintenance as listed on the Equipment Schedule. In the event that a covered Hardware or Software Product fails to operate substantially as described in the user documentation for such products, Customer shall report the problem to NetFRAME. Remedial maintenance will include actions to verify the problem and to determine conditions under which such problems may re-occur. After such verification and determination, NetFRAME will promptly provide the appropriate action to resolve the problem.

1.2 All contract calls will be immediately transferred to the first available engineer for the fastest possible solution. If immediate access to one of NetFRAME's Technical Support engineers is not available, NetFRAME will make every effort to respond within one (1) hour of receipt of the call. All service requests will follow procedures for problem resolution, escalation management, and software problem correction.

1.3 In addition to remedial telephone support, NetFRAME will provide telephone support in the general use of the covered Hardware Products, Software Products, and specified Third Party Products, provided that Customer has completed training as described in Section 2.1.

1.4 NetFRAME will make the latest technical information, product and service notes with respect to Hardware and Software Products available from time to time to Customer via NetFAX, our automated fax back system or NetFRAME's Bulletin Board section on CompuServe Information Service. Customer is responsible for obtaining a CompuServe account.

1.5 NetFRAME will provide telephone support under this Agreement for the previous Update or Release of a NetFRAME Software Product or Third Party Software Product that have not been obsolete for a period of ninety (90) days since the FCS Release Date of the current Software Product Update or Release, or Third Party Software Product Update or Release.

1.6 NetFRAME reserves the right to exclude from coverage under this Agreement any Hardware or Software Products that are modified by Customer, or which are used in a manner that is inconsistent with the intended use of such products.

2.   CUSTOMER RESPONSIBILITIES

2.1 Customer agrees to perform network troubleshooting and diagnosis of NetFRAME Hardware and Software Products, and Third Party Products as directed by NetFRAME Technical Support Engineers. In order to perform such tasks, Customer agrees to have a minimum of two (2) employees complete NetFRAME training requirements in addition to training on the Network Operating System in use at the site. Such training will be completed within thirty (30) days of the effective date of this Agreement. Such employees will be designated as Customer's Support Contacts.

2.2 Should Customer's designated technical contact personnel change during the term of this Agreement, Customer agrees that any newly designated contacts complete NetFRAME training within thirty (30) days of such change.

2.3 Customer agrees to maintain in full force and effect, a maintenance agreement with an Authorized NetFRAME Service Partner that shall cover at minimum: same day on site hardware problem diagnosis and repair, installation services, and the provision of spare parts.

2.4 Customer agrees to maintain a current sparing solution and software maintenance agreement that covers non-NetFRAME network hardware and software products that shall cover at minimum: same day on site hardware problem diagnosis and repair, installation services, and the provision of spare parts.

2.5 If any support is provided under the terms of this Agreement and it is determined that the reported problem is not the result of an error in a NetFRAME provided Software Product or Hardware Product, such remedial support may, at NetFRAME's option, be invoiced at Consulting Service rates in accordance with the current NetFRAME published price list.

NetFRAME and Customer acknowledge that they have read this Agreement, including any Addenda, understand them and agree to be bound by their terms and conditions including the terms and conditions contained on the back of this Agreement, including but not limited to the warranty disclaimer.

CUSTOMER:_________________________       NETFRAME SYSTEMS INCORPORATED
ADDRESS:__________________________       1545 BARBER LANE
        __________________________       MILPITAS, CA  95035
TELEPHONE:________________________       (408) 474-1000
TITLE:____________________________       MANAGER, CUSTOMER SERVICE PROGRAMS
SIGNATURE:________________________       SIGNATURE:____________________________

Customer's signatures on the reverse side of this form constitute s acknowledgment and acceptance of the following terms and conditions, as well as any terms and conditions listed on the reverse side, which as a whole shall constitute an agreement "Agreement" between the parties governing the provision of services by NetFRAME for certain products at Customer's locations.

3.   DEFINITIONS: The following terms may be applicable t o this agreement.

3.6 "Release" shall mean a new version of Software Products or Third Party Software Products offering extended capabilities or enhanced performance.

3.7 "System Support Site" shall mean the location designated for coverage under this Agreement where one or more NetFRAME Hardware Products are installed.

3.8 "Support Contacts" shall mean the person(s) listed in the Equipment Schedule authorized by Customer to request service from NetFRAME Customer will provide NetFRAME with written notification of any change in the designated Support Contacts. Unless otherwise agreed to in writing, no more than two (2) Support Contacts shall be designated for each System Support Site (one primary and one alternate). Additional charges may apply to additional Support Contacts.

3.9 "Principal Period of Support" shall mean a period of time, 6:00 a.m. to 6:00 p.m. PT Monday through Friday, exclusive of NetFRAME published holidays, unless otherwise specified in the applicable Schedule, when support services will be available from NetFRAME.

3.10 "Extended Coverage Options" shall mean the optional period of support for Monday through Sunday, twenty-four (24) hours. Access to NetFRAME Technical Support Engineers during the Extended Coverage Period may be via a paging system. Additional charges shall apply to Extended Coverage Option.

3.11 "FCS Release Date" shall mean the date that Hardware Products, Software Products, and Third Party Software Products are first shipped from NetFRAME and the date NetFRAME gives Customer notice of such product.

3.12 "Incident" shall mean a complete support event, including all telephone calls, FAXES, and other communications between NetFRAME and Customer until the reported problem is resolved. Incidents shall include and begin with the first telephone call to NetFRAME for assistance with a technical problem related to the Software and Hardware that together comprise the fileservers and the network operating system.

4.   TERM

4.1 Upon execution of the Agreement and all applicable Schedule documents by Customer and NetFRAME, this Agreement shall become effective on the date stated and shall continue for a period of twelve (12) months. This Agreement shall automatically renew for additional twelve (12) months' periods at the end of the initial twelve (12) months unless either party gives the other party Notice of Non-renewal at least thirty (30) days in advance of the end of the term or any extension thereof. Customer and NetFRAME shall execute renewal Schedule forms for the products to be covered for the renewal term within thirty (30) days of expiration of the term or any extension thereof. NetFRAME shall give Customer written notice of any price increases within thirty (30) days of the end of the term or any extension thereof.

5.   CHARGES

5.1 Each Schedule executed by Customer and NetFRAME under this Agreement shall list the standard support charges for the listed Software Products and Hardware Products and for any required Training Classes. Charges are payable annually in advance.

5.2 NetFRAME may change the charges specified in each Schedule after the initial one (1) year term of the Schedule. Such new charges shall become effective upon renewal of this Agreement. The new charges shall be specified in a new mutually executed Schedule form covering the renewal term.

5.3  Prices listed do not include any applicable taxes.

6.   WARRANTY DISCLAIMER

     NetFRAME will use commercially reasonable efforts to provide the support services requested by Customer under this Agreement in a professional and workmanlike manner, but NetFRAME cannot guaranty that every question or problem raised by Customer will be resolved. NETFRAME MAKES, AND CUSTOMER RECEIVES, NO WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, ARISING IN ANY WAY OUT OF, RELATED TO, OR UNDER THIS AGREEMENT OR THE PROVISION OF MATERIALS OR SERVICES THEREUNDER, AND NETFRAME SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.   LIMITATION OF LIABILITY

     NetFRAME's liability to Customer for loss or damage from any cause whatsoever, and regardless of the form of action, whether in contract, in tort or under any statute, including negligence and strict liability, shall be limited to twelve (12) months' charges (at the rate in effect on the date the cause of action arose) for the copy of the Hardware Product or Software Product that caused the damage or that is the subject matter of the cause of action. IN NO EVENT SHALL NETFRAME BE LIABLE FOR ANY COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES SUCH AS LOSS OF DATA, LOSS OF ANTICIPATED PROFITS, OR ANY OTHER ECONOMIC LOSS IN CONNECTION WITH OR OTHERWISE ARISING OUT OF THE EXISTENCE, FURNISHING, FUNCTION, FAILURE OR CUSTOMER'S USE OF ANY PRODUCT OR SERVICES PROVIDED FOR IN THIS AGREEMENT, EVEN IF NETFRAME WAS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. CUSTOMER FURTHER AGREES AND ACKNOWLEDGES THAT NETFRAME VENDORS/LICENSERS SHALL NOT BE LIABLE TO CUSTOMER FOR ANY DAMAGES SUFFERED OR INCURRED BY CUSTOMER, INCLUDING WITHOUT LIMITATION, GENERAL, INDIRECT OR CONSEQUENTIAL DAMAGES, PROVIDED THAT THIS LIMITATION WITH RESPECT TO NETFRAME'S SUPPLIERS SHALL NOT BE CONSTRUED TO LIMIT OR ENLARGE NETFRAME'S LIABILITY.

8.   GENERAL

8.1 EXCUSABLE DELAYS. Neither NetFRAME nor Customer shall be liable or deemed to be in default for any delay or failure to perform its obligations (other than payment of money due) under this Agreement resulting from events beyond its reasonable control and without its fault or negligence, or otherwise excusable under applicable law.

8.2 ASSIGNMENT. Customer may not assign this Agreement or any rights herein without the prior written consent of NetFRAME. NetFRAME may assign its rights herein, but may not, without the prior consent of Customer, delegate its obligations hereunder except to a parent or subsidiary of NetFRAME or to an entity acquiring substantially all of NetFRAME's business relating to the services covered by this Agreement.

8.3 NOTICE. Any notices or consents required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed or delivered by hand (against receipt) to the address listed in this Agreement.

8.4 DEFAULT. If Customer defaults in the performance of any material provision of this Agreement and fails to cure such default within sixty (60) days from receipt of written notice, NetFRAME shall have the right to suspend performance under each applicable Schedule, terminate each applicable Schedule, and pursue all remedies at law or in equity. If NetFRAME defaults in the performance of any material provision of this Agreement and fails to cure such default within sixty (60) days from receipt of written notice, Customer shall have the right to terminate each applicable Schedule.

8.5 SEVERABILITY. If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions shall in no way be affected or impaired thereby.

8.6 GOVERNING LAWS. The validity of this Agreement and the rights, obligations and relations of the parties hereunder shall be determined under the substantive law of the State of California without reference to conflict of laws principles.

8.7 LEGAL ACTION. No action, regardless of form, arising out of the transactions under this Agreement, may be brought by either party more than two (2) years after the cause action arises.

8.8 ENTIRE AGREEMENT. This Agreement including Schedules executed hereunder constitutes the entire agreement between the parties with respect to the subject matter thereof and supersedes all proposals oral or written, all previous negotiations and all previous communications between the parties with respect hereto. Any provisions, terms or conditions of Customer purchase orders that are, in any way, inconsistent with or in addition to the terms and conditions of this Agreement, except those additional provisions specifying shipping instructions, shall not be binding upon NetFRAME and shall have no applicability hereunder. No representation or promise not specifically stated in this Agreement shall be binding on NetFRAME. The terms of this Agreement may not be waived, amended or supplemented except in a written addendum executed by NetFRAME and Customer. This Agreement and any modifications can only be executed by authorized representatives of NetFRAME and Customer.

9.   ADDITIONAL CUSTOMER RESPONSIBILITIES

9.1 Customer must be licensed to use the respective Software Products, Hardware Products and Third Party Products that will be covered by this Agreement.

9.2 Customer will install, or arrange to have installed, new Updates or Releases of Software Products within ninety (90) days of receipt.

9.3 Customer acknowledges responsibility for data integrity of Customer's NetFRAME systems, and will maintain backups and archival copies of such data.

9.4 Customer shall maintain a remote dial-in support capability, and at NetFRAME's request permit NetFRAME access to all systems listed in Schedule C for performance of its obligations herein stated.

9.5 Customer shall at all times operate all NetFRAME Hardware Products, Software Products and Third Party Products in accordance with all specifications and restrictions as specified in the user documentation.

9.6 Customer shall assist NetFRAME in the diagnosis of reported problems by performing reasonable hardware or software tests requested by NetFRAME Technical Support Engineers.

9.7 Customer shall reasonably implement any repair activity, Update, Release, workaround or other solution provided by NetFRAME to address a reported problem. Customer's failure to implement such action within thirty (30) days after NetFRAME makes such action available will relieve NetFRAME of its obligations to provide support for problems that would have been corrected by such implementation.

9.8 Customer shall return, upon NetFRAME's request and at Customer's expense, any and all equipment or media that may be loaned by NetFRAME to Customer pursuant to the support provided under this Agreement.

9.9 All NetFRAME software, third party products and the corresponding systems eligible for support under this Agreement must be listed in the applicable Schedule. In the event that additional NetFRAME software, third party products or hardware are subsequently installed at the System Support Site, such additional products and cost of support shall be listed by serial number on a mutually executed Schedule. Payment for the support of additional products will be submitted to NetFRAME before initiating support services.

[NETFRAME LOGO]
1545 BARBER LANE, MILPITAS, CA  94035
EXTENDED PARTS WARRANTY AGREEMENT
This Agreement is between NetFRAME Systems Incorporated, herein referred to as "NetFRAME", and ______________________ herein referred to as "Customer".

================================================================================

1.   DESCRIPTION OF SERVICE

1.1 During the one (1) year Extended Parts Warranty period, NetFRAME will repair or replace at its sole option, any defective products or parts at no additional charge, provided that the product is returned, shipping prepaid and in its original packaging and container, to NetFRAME.

     All parts and products must be returned to NetFRAME in full accordance with NetFRAME's Return Materials Procedure.

1.2 NetFRAME will warrant the products covered under this Agreement to be free from defects in materials and workmanship for a period of twelve (12) months from the date of this Agreement. This warranty is limited to the original purchaser ("Purchaser") of the product and is not transferable. The replacement equipment may consist of new or refurbished parts or components, which are warranted equivalent to new.

1.3  NetFRAME replacement parts will be new or warranted to be like new.

2.   EXCLUSIONS

2.1 This parts warranty does not extend to any products that have been damaged as a result of accident, misuse, abuse, transporting without the original packaging and container, or as a result of service or modification by anyone other than NetFRAME, or NetFRAME's authorized representative.


System(s) Type__________________________________

System(s) S/N(s) ________________________________

End User ______________________________________


3.   CUSTOMER RESPONSIBILITIES

3.1 Customer is responsible for insuring any product so returned and assumes the risk of loss during shipping. All replaced parts and products become the property of NetFRAME.

3.2 Customer will ship freight pre-paid, the defective component back to NetFRAME in Milpitas, CA.

3.3 Customer agrees to perform network troubleshooting and diagnosis of NetFRAME Hardware and Software Products, and Third Party Products as directed by NetFRAME Technical Support Engineers.

3.4 If Customer requests repair or replacement of any component covered under the terms of this Agreement and it is determined that the reported problem is not the result of an error in a NetFRAME provided Product, such support may, at NetFRAME's option, be invoiced at repair or replacement rates in accordance with the current NetFRAME published price list.

3.5 Should Customer request on site Consulting Services, Customer will be invoiced at NetFRAME's Consulting Service rates as published in the then current price list.

NetFRAME and Customer acknowledge that they have read this Agreement, including any Addenda, understand them and agree to be bound by their terms and conditions including the terms and conditions contained on the back of this Agreement, including but not limited to the warranty disclaimer.

CUSTOMER:_________________________       NETFRAME SYSTEMS INCORPORATED
ADDRESS:__________________________       1545 BARBER LANE
        __________________________       MILPITAS, CA  95035
TELEPHONE:________________________       (408) 474-1000
TITLE:____________________________       MANAGER, CUSTOMER SERVICE PROGRAMS
SIGNATURE:________________________       SIGNATURE:____________________________

Customer's signatures on this form constitute s acknowledgment and acceptance of the following terms and conditions, as well as any terms and conditions listed on the reverse side, which as a whole shall constitute an agreement "Agreement" between the parties governing the provision of services by NetFRAME for certain products at Customer's locations.

4.   DEFINITIONS:  The following terms may be applicable t o this agreement.

4.6 "Release" shall mean a new version of Software Products or Third Party Software Products offering extended capabilities or enhanced performance.

4.7 "System Support Site" shall mean the location where one or more NetFRAME Hardware Products are installed.

4.8 "Support Contacts" shall mean the person(s) listed in the Equipment Schedule authorized by Customer to request service from NetFRAME Customer will provide NetFRAME with written notification of any change in the designated Support Contacts. Unless otherwise agreed to in writing, no more than two (2) Support Contacts shall be designated for each System Support Site (one primary and one alternate).

4.9 "Principal Period of Support" shall mean a period of time, 6:00 a.m. to 6:00 p.m. PT Monday through Friday, unless otherwise specified in the applicable Schedule, when support services will be available from NetFRAME.

4.10 "Extended Coverage Options" shall mean optional periods of support that may include Monday through Sunday, twenty-four (24) hours. Access to NetFRAME Technical Support Engineers during the Extended Coverage Periods may be via a paging system.

     Additional charges shall apply to Extended Coverage Options.

4.11 "FCS Release Date" shall mean the date that Hardware Products, Software Products, and Third Party Software Products are first shipped from NetFRAME and the date NetFRAME gives Customer notice of such product.

4.12 "Incident" shall mean a complete support event, including all telephone calls, FAXES, and other communications between NetFRAME and Customer until the reported problem is resolved. Incidents shall include and begin with the first telephone call to NetFRAME for assistance with a technical problem related to the Software and Hardware that together comprise the fileservers and the network operating system.

5.   TERM

5.1 Upon execution of the Agreement and all applicable Schedule documents by Customer and NetFRAME, this Agreement shall become effective on the date stated and shall continue for a period of twelve (12) months. This Agreement shall automatically renew for additional twelve (12) months' periods at the end of the initial twelve (12) months unless either party gives the other party Notice of Non-renewal at least thirty (30) days in advance of the end of the term or any extension thereof. Customer and NetFRAME shall execute renewal Schedule forms for the products to be covered for the renewal term within thirty (30) days of expiration of the term or any extension thereof. NetFRAME shall give Customer written notice of any price increases within thirty (30) days of the end of the term or any extension thereof.

6.   CHARGES

6.1 Each Schedule executed by Customer and NetFRAME under this Agreement shall list the standard support charges for the listed Software Products and Hardware Products and for any required Training Classes. Charges are payable annually in advance.

6.2 NetFRAME may change the charges specified in each Schedule after the initial one (1) year term of the Schedule. Such new charges shall not become effective until thirty (30) days after NetFRAME has given Customer written notice of the charges. The new charges shall be specified in a new mutually executed Schedule form covering the renewal term. Any new charges will not exceed the current published NetFRAME prices for support services on the Renewal Date of the original Schedule form.

6.3  Prices listed do not include any applicable taxes.

7.   WARRANTY DISCLAIMER

     NetFRAME will use commercially reasonable efforts to provide the support services requested by Customer under this Agreement in a professional and workmanlike manner, but NetFRAME cannot guaranty that every question or problem raised by Customer will be resolved. NETFRAME MAKES, AND CUSTOMER RECEIVES, NO WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, ARISING IN ANY WAY OUT OF, RELATED TO, OR UNDER THIS AGREEMENT OR THE PROVISION OF MATERIALS OR SERVICES THEREUNDER, AND NETFRAME SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.   LIMITATION OF LIABILITY

     NetFRAME's liability to Customer for loss or damage from any cause whatsoever, and regardless of the form of action, whether in contract, in tort or under any statute, including negligence and strict liability, shall be limited to twelve (12) months' charges (at the rate in effect on the date the cause of action arose) for the copy of the Hardware Product or Software Product that caused the damage or that is the subject matter of the cause of action. IN NO EVENT SHALL NETFRAME BE LIABLE FOR ANY COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES SUCH AS LOSS OF DATA, LOSS OF ANTICIPATED PROFITS, OR ANY OTHER ECONOMIC LOSS IN CONNECTION WITH OR OTHERWISE ARISING OUT OF THE EXISTENCE, FURNISHING, FUNCTION, FAILURE OR CUSTOMER'S USE OF ANY PRODUCT OR SERVICES PROVIDED FOR IN THIS AGREEMENT, EVEN IF NETFRAME WAS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. CUSTOMER FURTHER AGREES AND ACKNOWLEDGES THAT NETFRAME VENDORS/LICENSERS SHALL NOT BE LIABLE TO CUSTOMER FOR ANY DAMAGES SUFFERED OR INCURRED BY CUSTOMER, INCLUDING WITHOUT LIMITATION, GENERAL, INDIRECT OR CONSEQUENTIAL DAMAGES, PROVIDED THAT THIS LIMITATION WITH RESPECT TO NETFRAME'S SUPPLIERS SHALL NOT BE CONSTRUED TO LIMIT OR ENLARGE NETFRAME'S LIABILITY.

9.   GENERAL

9.1 EXCUSABLE DELAYS. Neither NetFRAME nor Customer shall be liable or deemed to be in default for any delay or failure to perform its obligations (other than payment of money due) under this Agreement resulting from events beyond its reasonable control and without its fault or negligence, or otherwise excusable under applicable law.

9.2 ASSIGNMENT. Customer may not assign this Agreement or any rights herein without the prior written consent of NetFRAME. NetFRAME may assign its rights herein, but may not, without the prior consent of Customer, delegate its obligations hereunder except to a parent or subsidiary of NetFRAME or to an entity acquiring substantially all of NetFRAME's business relating to the services covered by this Agreement.

9.3 NOTICE. Any notices or consents required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed or delivered by hand (against receipt) to the address listed in this Agreement.

9.4 DEFAULT. If Customer defaults in the performance of any material provision of this Agreement and fails to cure such default within sixty (60) days from receipt of written notice, NetFRAME shall have the right to suspend performance under each applicable Schedule, terminate each applicable Schedule, and pursue all remedies at law or in equity. If NetFRAME defaults in the performance of any material provision of this Agreement and fails to cure such default within sixty (60) days from receipt of written notice, Customer shall have the right to terminate each applicable Schedule.

9.5 SEVERABILITY. If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions shall in no way be affected or impaired thereby.

9.6 GOVERNING LAWS. The validity of this Agreement and the rights, obligations and relations of the parties hereunder shall be determined under the substantive law of the State of California without reference to conflict of laws principles.

9.7 LEGAL ACTION. No action, regardless of form, arising out of the transactions under this Agreement, may be brought by either party more than two (2) years after the cause action arises.

9.8 ENTIRE AGREEMENT. This Agreement including the Schedules executed hereunder constitutes the entire agreement between the parties with respect to the subject matter thereof and supersedes all proposals oral or written, all previous negotiations and all previous communications between the parties with respect hereto. Any provisions, terms or conditions of Customer purchase orders that are, in any way, inconsistent with or in addition to the terms and conditions of this Agreement, except those additional provisions specifying shipping instructions, shall not be binding upon NetFRAME and shall have no applicability hereunder. No representation or promise not specifically stated in this Agreement shall be binding on NetFRAME. The terms of this Agreement may not be waived, amended or supplemented except in a written addendum executed by NetFRAME and Customer. This Agreement and any modifications can only be executed by authorized representatives of NetFRAME and Customer.

10.  ADDITIONAL CUSTOMER RESPONSIBILITIES

10.1 Customer must be licensed to use the respective Software Products, Hardware Products and Third Party Products that will be covered by this Agreement.

10.2 Customer will install, or arrange to have installed, new Updates or Releases of Software Products within ninety (90) days of receipt.

10.3 Customer acknowledges responsibility for data integrity of Customer's NetFRAME systems, and will maintain backups and archival copies of such data.

10.4 Customer shall maintain a remote dial-in support capability, and at NetFRAME's request permit NetFRAME access to all systems listed in the Equipment Schedule for performance of its obligations herein stated.

10.5 Customer shall at all times operate all NetFRAME Hardware Products, Software Products and Third Party Products in accordance with all specifications and restrictions as specified in the user documentation.

10.6 Customer shall assist NetFRAME in the diagnosis of reported problems by performing reasonable hardware or software tests requested by NetFRAME Technical Support Engineers.

10.7 Customer shall reasonably implement any repair activity, Update, Release, workaround or other solution provided by NetFRAME to address a reported problem. Customer's failure to implement such action within thirty (30) days after NetFRAME makes such action available will relieve NetFRAME of its obligations to provide support for problems that would have been corrected by such implementation.

10.8 Customer shall return, upon NetFRAME's request and at Customer's expense, any and all equipment or media that may be loaned by NetFRAME to Customer pursuant to the support provided under this Agreement.

10.9 All NetFRAME software, third party products and the corresponding systems eligible for support under this Agreement must be listed in the applicable Schedule. In the event that additional NetFRAME software, third party products or hardware is subsequently installed at the System Support Site, such additional products and cost of support shall be listed by serial number on a mutually executed Schedule. All NetFRAME Hardware Products must be listed and covered on the Equipment Schedule. Payment for the support of additional products will be submitted to NetFRAME before initiating support services.

                                 [NETFRAME LOGO]

                     ESCALATION CRITERIA / SEVERITY LEVELS:


                                     LEVEL 1
                                   SYSTEM DOWN

                     System Down and/or multiple continuing
            failures; Mission-critical application; No workaround or
                          replacement system available.


                                     LEVEL 2
                                  MAJOR PROBLEM

                          Continuing failures; Loss of
                             functionality, serious
                           inconvenience; System down
                                but not used for
                          mission-critical application.


                                     LEVEL 3
                         SYSTEM PROBLEM, SYSTEM QUESTION

               System impaired or not working as described in user
                 documentation; temporary workaround available;
                response time degradation; intermittent failures;
                               general questions.


                                     LEVEL 4
                               ENHANCEMENT REQUEST

           System optimization or functionality improvement desired.

--------------------------------------------------------------------------------

                            TECHNICAL SUPPORT SERVICE

                                   NETPHONE(SM)
         NetFRAME offers customers an annual service contract for telephone support. NetFRAME's Technical Assistance Center is staffed with committed, capable engineers who provide world class support. Novell CNE and Microsoft MSEE certified, they are highly qualified to answer complex questions related to the operation of the enterprise serving environment. All have completed NetFRAME's comprehensive Network Enterprise Engineer certification program to ensure that your business receives the quickest response time and rapid resolution of complex problems. Supporting continuous availability in the enterprising serving environment, they collectively and individually provide solutions for a high percentage of incidents on the first call.

                               MULTIVENDOR SUPPORT

         NetFRAME is united with a multivendor technical support alliance, TSANetTM, to actively take ownership of interoperability issues. As a founding member, NetFRAME involves other TSANet members to quickly resolve multivendor problems.

                               ON-SITE ESCALATION

         As the scope of projects become more complex in the enterprise environment, it is clear that on-site technical support is invaluable to isolate occurrences relating to system reliability. Should an incident remain critical, NetFRAME, in accordance with its escalation policy, can dispatch an engineer to the customer's site.

                               NETPHONE(SM) TS WEB

                    Simple to access from the NetFRAME home page at http://www.netframe.com.

                                 TS WEB INQUIRY

         TS Web provides World Wide Web access to the NetFRAME Call Tracking system using any Internet browser. With on-line access to TS Web, customers can initiate an incident as well as set the initial incident severity. Both the customer and NetFRAME can communicate interactively by adding notes and responses to an open incident allowing the resolution status to be monitored regularly. For the first time - this places the management of an incident directly in the hands of the customer!

                            TS WEB KNOWLEDGE DATABASE

         NetFRAME is building a global repository of our most up-to-date technical information to support the management of your mission critical environment. Integrated as a direct link, NetFRAME's knowledge based query function empowers users to proactively search information - before a problem reaches a critical stage. Another best practice from NetFRAME - improving the way we provide support while reducing your support costs.

              (C) NetFRAME Systems Incorporated, 1996, 1997. All rights reserved

                                 [NETFRAME LOGO]

                            Technical Support Policy


Per Incident Service Per Incident service is offered on a per-incident fee basis to support a specifically defined problem. If the problem can not be resolved within the time period stated in the NetFRAME price list, additional charges may apply. Registration of a Server Profile is recommended.

NetPHONE Contract NetPHONE is offered as an annual contract to provide comprehensive technical support. Registration of a Server Profile is required.
     Scope of Support Primary support is over the telephone and the internet. NetFRAME is usually able to respond within one hour after receipt of notification.

Server Profile The entitlements to NetPHONE service are initiated upon registration of the Server Profile. An important source reference document for our Technical Support Group, the Server Profile documents the model number, serial number, and configuration of the server.

Principal Hours of Operation: Pacific Time
       5 x 12     6:00 a.m. to  6:00 p.m. Monday - Friday
Extended Hours of Operation: Pacific Time
       7 x 24   12:01 a.m. to 12:00 p.m. Monday - Sunday
Extended coverage calls are accepted for priority Level 1 and Level 2 occurrences. Access to NetFRAME Technical Support Engineers during the Extended Coverage Periods may be via paging system.

Authorized Contacts NetFRAME recommends a staffing level of no less than two authorized contacts per customer location. An authorized contact is an individual who has completed the NetFRAME Enterprise Engineer (NEE) certification track or the equivalent thereof.

Incident Access Reporting Options:
1.    Telephone 800-NetFRAME, Option 1
2.    Telephone 408-474-4444, Option 1
3.    TS Web internet access - http://www.netframe.com

Definition of Incident
"Incident" shall mean the complete cycle to support an event related to the failure of a currently marketed hardware or software product.

All subsequent telephone calls and internet messages, correspondence via FAXES, and any subsequent communication between Net FRAME and Customer constitute the complete incident. The incident is closed upon mutual agreement of problem resolution.

Incident Prioritization Level 1 System Down, Level 2 Major Problem, Level 3 System Problem or question, Level 4 Enhancement Request. Refer to the NetFRAME Escalation Policy for further information.

NON-CRITICAL INCIDENT PRIORITIZATION
Customer are requested to first research the TS Web - knowledge base for solutions to known problems before submitting an incident request for a Level 4 (non-critical) incident.

RESOLUTION PROCESS The following is the procedure to resolve an incident: 1. Case is registered, 2. Problem is documented, 3. Level of severity is determined, 4. Incident is routed to an engineer. While NetFRAME has an established procedure to resolve problems, NetFRAME can not guarantee the successful resolution of an incident.

ON-SITE TECHNICAL SUPPORT ESCALATION In the event of a catastrophic system down situation that cannot be resolved by phone and the supporting NetFRAME service provider, and after all other reasonable options have been exhausted, NetFRAME may, at its sole discretion, dispatch a Field Engineer to the customer site.
     ON-SITE TECHNICAL SUPPORT FEE
     NetFRAME can, at its sole discretion, invoice the Customer at the Professional Service rates published in a current NetFRAME price list.

Customer Obligations
1. Customer agrees to perform network troubleshooting and diagnosis of NetFRAME hardware and software products, and third party products as directed by NetFRAME Technical Support Engineers.
2. Customer must be licensed to use the respective software, hardware and third party products that will be covered by NetPHONE services. Customer will install, new updates or releases of software within ninety (90) days of receipt. Each update to a release or patch furnished to Customer becomes part of the Licensed Product and is subject to the terms of the license furnished with the system.
3. Customer acknowledges responsibility for data integrity of Customer's NetFRAME systems, and will maintain backups and archival copies of such data.


              (C) NetFRAME Systems Incorporated, 1996, 1997. All rights reserved

                                 [NETFRAME LOGO]

             Supporting continuous availability in mission critical
                          network serving environments.

                              PARTS DEPOT LOCATIONS

                                     Arizona
                                   California
                                    Colorado
                                     Florida
                                     Georgia
                                    Illinois
                                  Massachusetts
                                    Michigan
                                    Minnesota
                                    Missouri
                                    New York
                                 North Carolina
                                      Ohio
                                  Pennsylvania
                                      Texas
                                    Virginia
                                   Washington
                                   Puerto Rico

                                     Alberta
                                     Ontario

--------------------------------------------------------------------------------

                            MAINTENANCE PARTS SERVICE

                           PARTSDEPOT EXCHANGE SERVICE
         PartsDEPOT is a cost effective program to support continuous availability in your network serving environment. By utilizing this exchange service, customers can quickly get a replacement for a failed part without the expense of carrying inventory or waiting for a repair service.

         Depots are strategically located throughout the United States, Canada and the Caribbean to ensure fast access to critical service parts. Every part is fully tested and maintained at the current shippable level to ensure consistent reliability. NetFRAME manages the warehousing and coordination of on-site delivery. Ordering parts is simple. Three levels of response times further ensure that access to inventory is within your reach - 24 hours a day - 365 days a year.

          -  2 HOUR PartsDEPOT - within        50 miles from DEPOT
          -  4 HOUR PartsDEPOT - within        100 miles from DEPOT
          -  24 HOUR PartsDEPOT - outside      100 miles from DEPOT

         The exchange process is completed when the failed part is returned to NetFRAME using the standard Return Material Authorization (RMA). NetFRAME recommends Extended Parts Warranty coverage to avoid unexpected and costly out-of-warranty repair charges.

         With ownership and responsibility for the inventory management of spare parts beginning with NetFRAME, your business can better forecast and budget the support of dependable availability of spare parts. The process is simple and cost effective.

                                   SPARE PARTS

         NetFRAME offers the purchase or leasing of spare parts to help ensure the highest level of continuous server availability. Customers can proactively troubleshoot suspect parts with NetFRAME's "hot-swap" technology as well as minimize network interruptions due to unexpected hardware failure - without powering down the NetFRAME Cluster Server(TM).
         NetFRAME offers Logistic Planning, a consultation service to help balance the necessary inventory of components to support your specific environment. Stock of on-site parts can be replenished from factory or with a 24 HOUR PartsDEPOT contract

          - ON-SITE SPARES LEASING:   a two year contract
          - ON-SITE SPARES PURCHASE:  a one time contract

                             EXTENDED PARTS WARRANTY

         NetFRAME offers an option to purchase a parts warranty after the standard warranty expires. This coverage may help some customers better manage the costs associated with out-of-warranty repair charges for replacement parts.


               (C)NetFRAME Systems Incorporated, 1996, 1997. All rights reserved

                                 [NETFRAME LOGO]

                            MAINTENANCE PARTS SERVICE

PARTSDEPOT EXCHANGE SERVICE
HOURS OF OPERATION  Parts may be ordered 365 days a year, 24 hours a day.

ANNUAL CONTRACT An annual contract allows unlimited access to spare part(s) for all currently marketed systems. Parts are subject to local depot availability as specified in the NetFRAME Parts List. Provided that the customer is within the designated proximity to the depot, the part will be delivered within the time frame specified.
           2 HOUR PartsDEPOT within  50 miles
           4 HOUR PartsDEPOT within 100 miles
          24 HOUR PartsDEPOT greater than 100 miles.
Expedited service is offered for a fee to accommodate a customer request for an earlier response time than otherwise contracted.

PURCHASE ORDER Your purchase order should include the following to register a system for PartsDEPOT:
         1.    Part # and Per unit price from current price list
         2.    The contract time period, (annual or prorated)
         3.    A completed Server Profile for each system

SERVER PROFILE The Server Profile documents the model number, serial number, and configuration of the server. This information is stored in our database to assist NetFRAME in inventory management at each regional depot. In addition, the Server Profile is referenced by our Technical Support Group during a support call.

ACTIVATION OF SERVICE NetFRAME will notify the customer with the pin #.

ORDERING A PART Call 800-338-9111. The operator will ask for the following information:
         1.    NetFRAME Account #, Pin #
         2.    Company Name or Authorized Caller Name
         3.    NetFRAME System Serial Number
         4.    Part Number
         5.    Ship to information, service type

COMPLETION OF THE EXCHANGE The exchange process is completed when NetFRAME receives the failed part. The customer agrees to return the failed parts according to the Return Material Authorization (RMA) procedure. Parts not received within 7 days or parts received which have serious physical damage will be invoiced at the full replacement charge in the current price list.

REPAIR CHARGES NetFRAME will invoice customer for applicable repair charges, as stated in the current price list, for parts that are not covered by a Standard Warranty or Extended Parts Warranty. Standard terms are net 30.

NON-NETFRAME PARTS This agreement is limited to products originally purchased from NetFrame. If a part from another vendor is mistakenly returned to NetFRAME, the customer will be invoiced for: 1. The full price of the part sent from the depot and the associated shipping cost. 2. The shipping cost to return the wrong part from NetFRAME back to the customer.

SPARE PARTS
SPARE PARTS PURCHASE The warranty period is 12 months.
SPARE PARTS RENTAL The minimum rental period is two years. Parts can be upgraded to the most current revision during the rental period. The terms and conditions are defined in the Spare Parts Rental Addendum.

WARRANTY PERIOD
The repaired or replacement part is warranted to be free from defects in materials and workmanship for a period of 90 days or the duration of the system warranty, whichever is greater.

EXTENDED PARTS WARRANTY NetFRAME's Warranty can be extended for 12 months or more. If a system is not under Warranty at the time the Extended Parts Warranty is ordered, NetFRAME may require a NetAUDIT to evaluate performance of the system. The Extended Warranty may not apply to components that have been recycled from discontinued systems.

REPLACEMENT RESPONSE TIME In-warranty replacement parts are shipped within 5 days. Out-of-warranty replacements are shipped within 15 days after receipt of failed part(s). Out of warranty replacements are shipped prepaid domestically and collected internationally. In warranty replacements are shipped prepaid.

EXPEDITED SERVICE NetFRAME will expedite the replacement part for a fee of $500. Out-of-warranty replacements will be expedited for $500 or 10% of the repair charge, which ever is greater. Providing that the order is received by 1:00 P.M., PST, NetFRAME will ship the part the same day; all other orders are shipped within 24 hours. This service is contingent upon the available stock of the specified spare part.

WARRANTY SERVICE POLICY
The details of the standard warranty are included with each system. During the standard warranty period, NetFRAME covers the cost to repair failed part. The customer agrees to returned the failed part to NetFRAME as defined in the RMA procedure. The warranty is activated by submitting the Server Profile with the warranty registration card.

OUT-OF-WARRANTY POLICY
A part is out-of-warranty when the standard warranty has expired and an Extended Parts Warranty contract is not in effect. The customer agrees to return the part to NetFRAME in accordance with the RMA procedure. NetFRAME will ship a replacement part within 15 days after receipt of the failed part.

RMA PROCEDURE
The customer is responsible for returning the failed part FOB Milpitas, CA, freight prepaid and insured, in the designated container. All returned parts become the property of NetFRAME on receipt. Information on the RMA procedure is defined in document #2001, and document # 2002, located on NetFRAME's Fax Back at 408.474.4282. Information is also located in NetFRAME's web page, Customer Service section, at www.netframe.com.

               (C)NetFRAME Systems Incorporated, 1996, 1997. All rights reserved

                                 [NETFRAME LOGO]

                                      NMAP
                                    NetFRAME
                         Methodology and Accountability
                                     through
                                   Partnership

                                   METHODOLOGY
                        Complete life-cycle processes and
                          procedures to plan, install,
                              manage and maintain a
                          high-availability enterprise
                              serving environment.

                                 ACCOUNTABILITY
           Suite of service products to cover the complete enterprise server life-cycle.


                                   PARTNERSHIP
                       Clear roles and responsibilities in
                          partnership with the customer
                             and business partner to
                            guarantee accountability.

                                      NMAP
                                   DELIVERING
                                 ACCOUNTABILITY

--------------------------------------------------------------------------------

                              PROFESSIONAL SERVICES

         NetFRAME Consulting Services address the needs of today's complex network serving environments by enhancing network availability, performance, and productivity. Consulting Services are available to address the life-cycle phases of system planning, installation, management and maintenance with specific enterprise services.
         Using a consistent application methodology, as outlined in the NMAP model, they focus on the functionality required to optimize the enterprise serving environment and offer advice to help customers lower the cost-of-ownership. The consulting approach brings together the highest system performance, now, and in the future.

                                     STARTUP
         StartUP defines the process to assure the successful installation and preparation of the NetFRAME server for the operating system environment. NetFRAME will conduct a pre-installation review, usually by telephone, to define the roles and responsibilities at the time of installation. A post-installation review follows to discuss optimization of the server.

                                      AUDIT
         NetAUDIT is a baseline audit to document existing network hardware and software configurations and assess current system behavior and performance. A fundamental first step in many aspects of enterprise server planning, the audit produces a detailed configuration report with recommendations for improvements and enhancements.

                           MIGRATE (R) AND CONSOLIDATE
         For many NetWare 3.x customers, moving to NetWare 4.x is a challenge. NetFRAME experts have the expertise to assess the current NetWare environment and plan a robust server platform to intelligently migrate the NetWare 3.x into the new NDS paradigm.

Reduction in the potential points of failure on a network is the number one reason cited by industry analysts for consolidation of multiple small servers onto a NetFRAME platform. Many customers agree that consolidation reduces the management overhead associated with many systems resulting in a lower cost-of-ownership.

                                    OPTIMIZE
         NetFRAME consultants analyze statistical information from the network environment to provide recommendations on network load balancing and system tuning parameters for optimal operation and performance. The continued high performance of the enterprise serving environment is dependent upon scheduled sessions to review OPTIMIZATION analysis.

                          ENTERPRISE SERVER CONSULTING
NetFRAME consultants are available to assist by providing specialized services in all aspects of planning installing, and managing your enterprise to pro-actively deploy NetFRAME technology quickly and efficiently.

               (C)NetFRAME Systems Incorporated, 1996, 1997. All rights reserved

                                 [NETFRAME LOGO]
                                                           Sales Order No. _____

            PROFESSIONAL SERVICES ("Services") WORK ORDER & AGREEMENT


BILL TO_____________________________________         ___________________________________________
Customer Name                                        Delivery Location         System Serial Number

____________________________________________         Ph:___________________FAX__________________
Street Address                                       Customer Telephone Number & FAX Number

____________________________________________         ___________________________________________
City                   State        Zip Code         Customer Manager/Activity Sponsor

____________________________________________         ___________________________________________
                                                     NETFRAME Contact Person
Customer Purchase Order #_______________             Clarify Case # (if any) ___________________

--------------------------------------------------------------------------------

DESCRIPTION OF SERVICES:
   (   ) NetAUDIT             (   ) NetMIGRATE           (   ) NetCONSOLIDATE      (   ) NetOPTIMIZE
         05301B-01                  05301B-02                  05301B-03                 05301B-05

   (   ) NetFRAME Custom 05301B-06 (Optional: Attach Statement of Work)_________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
AUTHORIZATION:                                       BEFORE            AFTER

Customer hereby acknowledges the request of Services
and agrees to the Terms & Conditions on the reverse side   _________________       __________________
of this Agreement.                                         Agreed Start Date       Actual End Date

____________________________________________               _________________       __________________
Customer Signature                  Date                   __Rate Per Hour/Day or  Actual Charges or
                                                           __Fixed Fee             Fixed Fee

____________________________________________               _________________       __________________
Customer Name & Title  (print)                             Est. # Hours/Days       Actual Hours/Days

                                                           _________________       __________________
                                                           Estimated Expenses      Actual Expenses

                                                           _________________       __________________
_____________________________________________              Total Estimated Charges Total Actual Charges
NetFRAME Signature         Date

_____________________________________________              Optional: Charge to VISA___  MasterCard____
NetFRAME Name & Title  (print)                             #____________________________Exp______


If Services are canceled or rescheduled within 5 days of the agreed start date, Customer may be billed 10% of the total estimated charges.

--------------------------------------------------------------------------------
ACKNOWLEDGMENT OF COMPLETION:
Customer acknowledges that the Services were completed
as specified.       ___________________________________________________
                    Customer Signature                       Date

--------------------------------------------------------------------------------
NetFRAME Internal Use Only:
SR: _____________  _________  ______ FE: _______________  _________  _____
    Name           Dept.      %          Name             Dept.      Days
--------------------------------------------------------------------------------

White - Billing Copy           Yellow - Region Copy         Pink - Customer Copy

Terms and Conditions

1. After Services are performed, NetFRAME will send an invoice itemizing the charges, including the Services, charges for parts, materials or goods provided in connection with such Services and reasonable travel/living expenses incurred by NetFRAME with Customer's prior approval. All such invoices shall be paid in full by Customer within 30 days of the invoice date (net 30 terms).

2. Customer will pay any tax NetFRAME becomes obligated to pay by virtue of this Agreement exclusive of taxes based on the net income of NetFRAME.

3. (a) NetFRAME will provide Services on a timely basis subject to availability of qualified personnel and the difficulty and scope of the Services to be provided.

     (b) NetFRAME may reassign and substitute personnel at any time and may provide the same or similar Services to other customers.

     (c) Services supplied by NetFRAME under this Agreement are provided to assist Customer. Customer, not NetFRAME, will be responsible for determining objectives and obtaining the desired results and no warranty or guaranty of any results is provided hereby.

     (d) All ideas, concepts, inventions, know-how, data-processing techniques, software or documentation (collectively, the "Works") developed by NetFRAME personnel (alone or jointly with Customer) in connection with Services provided to Customer will be the exclusive property of NetFRAME. To the extent that Customer has any rights in the Works, Customer hereby assigns to NetFRAME all Customer's right, title, and interest in and to the Works. NetFRAME grants Customer a non-exclusive, royalty-free, non-transferable (without right to sublicense) license to internally use the Works solely in the country in which the Service is provided. Customer's rights in any intellectual property existing as of the time of provision of Services hereunder shall be unaffected by this Section 3(d), except that Customer hereby grants to NetFRAME a license under all such intellectual property rights to the extent necessary to enable NetFRAME to perform the Services hereunder and fully use the Works in any and every manner.


4. (a) THE ENTIRE LIABILITY OF NETFRAME AND CUSTOMER'S EXCLUSIVE REMEDY FOR ANY DAMAGES FROM ANY CAUSE RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE SERVICES OR GOODS, IF ANY, PROVIDED HEREUNDER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, IN TORT OR OTHERWISE, WILL NOT EXCEED THE CHARGES PAID TO NETFRAME UNDER THIS AGREEMENT. IN NO EVENT WILL NETFRAME BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFIT OR DATA) EVEN IF NETFRAME HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     (b) THE GOODS, IF ANY, PROVIDED IN CONNECTION WITH THE SERVICES PERFORMED HEREUNDER SHALL BE COVERED ONLY BY SUCH MANUFACTURER'S WARRANTY, IF ANY, AS SHALL BE PACKAGED WITH SUCH GOODS, AND ARE OTHERWISE PROVIDED "AS IS", WITHOUT WARRANTY OF ANY KIND. NETFRAME HEREBY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

5. (a) Both parties agree to preserve the confidentiality of data and information relating to Customer's and NetFRAME's business, including data and information belonging to third parties utilized by NetFRAME in performing Services, which is 1) proprietary and/or confidential and, 2) exchanged between the parties in order to perform Services ("Confidential Information"). Neither party will have any obligation to maintain the confidentiality of any data or information which (a) was in the receiving party's lawful possession prior to the submission thereof by the owning party, (b) is lawfully obtained by the receiving party from a third party under no obligation of confidentiality, (c) is or becomes generally known or available other than by unauthorized disclosure, or (d) is independently developed by the receiving party.

     (b) Each party will keep the other's Confidential Information in confidence and will not disclose any such item of Confidential Information to any person other than employees, agents, or contractors who need to know the same in the performance of their duties to the parties. The receiving party will protect and maintain the confidentiality of all such Confidential Information with the same degree of care as it employs to protect its own Confidential Information, but at least a reasonable degree of care. The receiving party will be liable to the disclosing party for any non-compliance by its agents or contractors to the same extent it would be liable for non-compliance by its employees.

     (c) NetFRAME is not precluded from developing and marketing products which provide the same or similar functionality as the Services provided that such products do not use Customer Confidential Information or incorporate work originally created by or owned by Customer.

6. Customer will have the right to terminate this Agreement after work has commenced upon ten (10) days written notice, provided that Customer will pay to NetFRAME all charges for Services performed and all expenses incurred by NetFRAME up to the effective date of such termination. Customer and NetFRAME will mutually agree on the portion of the incomplete Services, if any, to be performed by NetFRAME. The provisions of Sections 3.d, 4, 5, 6 and 7 shall survive termination hereof.

7. This Agreement constitutes the entire agreement between the parties with respect to the Services provided hereunder and supersedes all prior proposals, both written and oral, and all other written and oral communications between the parties. No modification to the Agreement will be binding unless it is in writing and signed by an authorized representative of each party. NetFRAME may use subcontractors to perform any Services hereunder. Any quote for Services will be valid for 30 days.

  EXHIBIT "D" - DEVIATIONS FROM SELLER'S FORM OF STANDARD MAINTENANCE AGREEMENT

                                 [NETFRAME LOGO]
                  ASSET PURCHASE AGREEMENT BETWEEN DECISIONONE
                        CORPORATION AND NETFRAME SYSTEMS
                                    EXHIBIT D

EXHIBIT D: DEVIATIONS FROM SELLER'S FORM OF STANDARD MAINTENANCE AGREEMENT:

I.   STANDARD CONTRACT DEVIATIONS:
NetFRAME has teo service contracts with support terms and conditions that deviate from the standard contract.

      - AMOCO    Chemical Company, 501 WestLake Park Blvd., Houston, TX 77079
               - NetSERVICE NetPHONE Contract #2015-NP

II.  TIME AND MATERIALS ENTITLEMENTS:
NetFRAME has two Time & Materials contracts for Professional Services Contracts;

      - Roche Bioscience, 3401 Hillview Avenue, Palo Alto, CA  94303
               - NetSERVICE Consulting Contract #2504-CO100
               - NetSERVICE Consulting Contract #2504=CO101

      - Simon Frazier University, Tm. AB, Administrative Building, Barnaby BC, CANADA, V5A 1S6
               - NetSERVICE Contract #SC0001 - Customer has purchased ten (10)
                 hours of technical phone support. Purchase order is active in customer file.


                                      -1-
                                 -Confidential-

                EXHIBIT "E" - FORM OF OPINION OF SELLER'S COUNSEL




May __, 1997


DecisionOne Corporation
50 East Swedesford Road
Frazer, PA  19355

Attention:  Ms. Tracey Draeger

Dear Ms. Draeger:

This opinion is furnished in accordance with the provisions of Section 3.2(a)(iii) of the certain Asset Purchase Agreement ("Agreement") dated May __, 1997, between NetFRAME Systems Incorporated ("Seller") and DecisionOne Corporation ("Buyer"), with respect to the sale of the assets of the Service Business of Seller. All terms used herein that are defined terms in the Agreement shall have the same meaning unless the context otherwise requires.

As counsel for Seller, I have examined the Articles of Incorporation and By-laws of Seller and the corporate proceedings taken by Seller in connection with the Agreement and the Transaction Documents.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic, conformed copies, and the authenticity of the originals of all such latter documents. I assume the accuracy of the material and the factual matters contained therein.

The opinions given herein are limited to the laws of the State of California and the Federal Laws of the United States and no opinion is expressed herein with respect to the laws of any other jurisdiction, or the effect of any other such laws on the matters with respect to which the opinions are given herein.

Based upon the foregoing, I am of the opinion that:

                           (1) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite corporate power and authority to perform its obligations under the Agreement and the
                                            Transaction Documents and to
                                            consummate the transactions
                                            contemplated therein.

Page:  Two
May __, 1997
----------------

                           (2) All corporate acts and other proceedings required by law or by the provisions of the Agreement to be taken by Seller on or before the Closing Date, in connection with the execution and delivery of the
                                            Agreement and the Transaction
                                            Documents and the consummation of
                                            the transactions contemplated by the
                                            Agreement, have been duly and
                                            validly taken;

                           (3) The Agreement and each of the Transaction Documents to which Seller is a party has been duly executed and delivered by Seller;

                           (4) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any governmental authority is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of the Transaction
                                            Documents or the consummation on the
                                            Closing Date of the transactions
                                            contemplated therein;

                           (5) The execution and delivery of the Agreement and the Transaction
                                            Documents by Seller and the
                                            consummation of the transactions
                                            contemplated thereby and compliance
                                            with the terms thereof by Seller
                                            does not conflict with, or result
                                            in any violation or default (with
                                            or without notice or lapse of time,
                                            or both) under, or give rise to a
                                            right of termination, cancellation
                                            or acceleration of any obligation
                                            or to loss of a benefit under, any
                                            provision of Seller's Articles of
                                            Incorporation, By-laws, or of any
                                            indenture, agreement, judgment, or
                                            order to which Seller is a party or
                                            by which it is bound; and

                           (6) The Agreement and the Transaction Documents are binding and enforceable against Seller in accordance with their terms.

This opinion is furnished solely for your benefit and may be relied upon only for matters arising out of this transaction. This opinion may not be relied upon by any other person or entity without my express permission. This opinion may not be relied upon in connection with any transaction other than that contemplated herein.

Very truly yours,


____________________________

                                   EXHIBIT "F"


                              NON-COMPETE AGREEMENT



                  NON-COMPETE AGREEMENT dated as of May 21, 1997 by NetFRAME Systems Incorporated ("Seller"), in favor of DecisionOne Corporation ("Buyer").


                                   WITNESSETH:

                  WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of May __ , 1997 (the "Asset Purchase Agreement") between Seller and Buyer, Seller will transfer and sell to Buyer, and Buyer will purchase from Seller, certain of Seller's assets used in the Service Business (as defined in the Asset Purchase Agreement);

                  WHEREAS, under the Asset Purchase Agreement it is a condition precedent to the obligation of Buyer to consummate the transactions contemplated thereby that Seller shall have executed and delivered to Buyer a non-compete agreement substantially in the form of this Agreement; and

                  WHEREAS, Buyer has informed Seller that Buyer will not consummate the transactions contemplated by the Asset Purchase Agreement unless the aforesaid condition precedent has been fulfilled; and

                  WHEREAS, it is a benefit to, and in the best interest of, Seller that the transactions contemplated by the Asset Purchase Agreement be consummated, and in order to induce Buyer to proceed with the same, Seller is willing to make the covenants and agreements herein set forth;

                  NOW THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby covenants and agrees with Buyer as follows:

1. Until the expiration date specified in paragraph 5 hereof, Seller nor any parent, subsidiary or affiliate of Seller, shall not anywhere in the United States or Canada, directly or indirectly, whether as owner, partner, agent, shareholder, consultant, advisor, proprietor or in any other relationship or capacity, for its own benefit or for the benefit of any third party provide, offer to provide, assist a third party to provide or sell parts, parts repairs or parts support, telephone technical support services, or educational or training services for the Series 8500 products (as defined in the Asset Purchase Agreement) unless otherwise mutually agreed by the Seller and Buyer in writing. Nor shall Seller, any parent, subsidiary or affiliate of Seller take any action, or grant any rights or licenses (including without limitation entering into or performing under an agreement with Wang Laboratories, Inc. or any of its subsidiaries or affiliates) outside the United States which are inconsistent with, or otherwise permit or enable a breach of this Agreement.

2. The acquisition by Seller of an aggregate of less than one (1) percent of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a violation of paragraph 1 hereof.

3. The terms and provisions of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania (except for its conflict of laws provision) and shall, together with the Asset Purchase Agreement, constitute the entire agreement between Seller and Buyer with respect to the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by Seller and Buyer.

4. This Agreement shall be binding upon Seller and its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.

5. This Agreement and all obligations of Seller hereunder, shall terminate absolutely and be of no further effect whatsoever on and after May __, 2000.

6. If any covenant or agreement herein is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

7. The parties agree that any breach by Seller of the covenants and agreements contained in this Agreement will result in irreparable injury to Buyer for which money damages could not adequately compensate Buyer, and therefore, in the event of any such breach Buyer shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have any injunction issued by any competent court of equity enjoining and restraining Seller and/or any other person involved therein from continuing such breach. The existence of any claim or cause of action which Seller may have against Buyer, or any other person shall not constitute a defense or bar to the enforcement of any of the covenants or agreements contained herein. If the covenants or agreements contained herein are otherwise the subject of litigation between the parties, then the term of such covenants and agreements shall be extended for a period of time equal to the period of such breach, which extension shall commence on the later of (i) the date on which the original (unextended) term of such covenants and agreements is scheduled to terminate, or (ii) the date of the final court order (without further right of appeal) enforcing such covenant or agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of Seller as of the date first above written.


                               NetFRAME SYSTEMS INCORPORATED



                               By:______________________________



Accepted and Confirmed:

DECISIONONE CORPORATION



By:______________________________

                                   EXHIBIT "G"


                              TRANSITION AGREEMENT


         This TRANSITION AGREEMENT (this "Agreement") is made and entered into as of this 21st day of May, 1997, by and between NetFRAME Systems Incorporated, a Delaware corporation ("NetFRAME"), and DecisionOne Corporation, a Delaware corporation ("DecisionOne").

         WHEREAS, contemporaneously herewith, NetFRAME and DecisionOne have entered into that certain Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which NetFRAME has agreed to sell and DecisionOne has agreed to purchase certain assets related to the Service Business (as defined in the Purchase Agreement);

         WHEREAS, NetFRAME wishes to supply to DecisionOne and DecisionOne wishes to utilize the services of certain employees of NetFRAME and certain physical facilities of NetFRAME in connection therewith.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, the parties do hereby agree and bind themselves as follows:

         Section 1. Transitional Services

         a. NetFRAME Employee Services. During the term of this Agreement, NetFRAME shall supply the services (the "NetFRAME Employee Services") of those employees set forth on Schedule 1.1 hereto (the "NetFRAME Employees") to DecisionOne in connection with the Service Business, for the time period, and at the rate, with respect to each NetFRAME Employee, set forth opposite such NetFRAME Employee's name. DecisionOne may terminate the use of one (1) or more of the NetFRAME Employees upon five (5) days prior notice to NetFRAME. DecisionOne shall have the right to utilize the NetFRAME Employees on a full-time basis. NetFRAME may substitute other of its employees for the NetFRAME Employees if they are unavailable, provided, however, that the employees so substituted shall have comparable experience and expertise. Any such substitution shall not affect the other terms and conditions of this Agreement. NetFRAME agrees that it is the employer of each NetFRAME Employee for all federal, state or local law purposes, including without limitation, all income or payroll-based tax withholding purposes.

         b. On-Site Services. During the term of this Agreement, it is also anticipated that the NetFRAME Employees will utilize physical facilities of NetFRAME, and NetFRAME shall make available such of its physical facilities in Milpitas, California, as reasonably required by DecisionOne at no charge in connection with the activities of the NetFRAME Employees relating to the Service Business.

         c. Parts Repair. During the term of this Agreement, NetFRAME shall allow DecisionOne to purchase the repair of spare parts under the terms and conditions, including price, of the existing agreement between NetFRAME and General Diagnostics, Inc. (The "GDI Agreement"). NetFRAME shall exercise its best efforts to enable DecisionOne to have spare parts repaired under the GDI Agreement in return for which repairs DecisionOne shall make payment to NetFRAME.

         d. Indemnification. NetFRAME agrees to indemnify and hold DecisionOne harmless for any claim, liability or expense related to DecisionOne's employment of the NetFRAME Employees during the term of this Agreement, provided that DecisionOne shall not be entitled to indemnity and shall indemnify NetFRAME against any damages incurred by NetFRAME for (i) any liability for which it is required to reimburse NetFRAME as set forth in Paragraph 1.1 above, or (ii) for any claim, liability or expense that arises because of and to the extent of DecisionOne's use of the NetFRAME Employee's services pursuant to this Agreement.

         e.       Payment for Services.

                  i. Actual Service Cost; Service Fee. DecisionOne shall pay to NetFRAME the Actual Service Cost, which shall be defined as the sum of the direct wages, salaries and benefits costs incurred by NetFRAME in connection with the NetFRAME Employee Services in accordance with the rates set forth on Schedule 1.1 hereto.

                  ii. Invoices; Remittances. NetFRAME shall invoice DecisionOne monthly for the Actual Service Cost. Payment from DecisionOne is due within thirty (30) business days of receipt of such invoice from NetFRAME.

         Section 2. Term of Agreement. Except as otherwise provided herein or unless earlier terminated pursuant to
                           Section 6 hereof, the services specified hereunder shall continue for no more than ninety (90) days after the date hereof.

         Section 3. Insurance. NetFRAME shall maintain and keep in force through the term of this Agreement all such insurance coverages in such amounts as it maintains as of the Closing Date (as defined in the Purchase Agreement) with respect to the NetFRAME Employees, including but not limited to liability and loss coverage with respect to the physical facilities utilized by the NetFRAME Employees and workers' compensation.

         Section 4.        Confidentiality.

         a. Confidential Information. As used herein, Confidential Information shall mean any information of the other party (excluding information covered by the Purchase Agreement the confidentiality of which shall be governed by the Purchase Agreement) that might reasonably be considered proprietary, sensitive or private, including, but not limited to, the following:

                  i. Technical information, know-how, data, techniques, discoveries, inventions, ideas, trade secrets, unpublished patent applications, formulae, analyses, laboratory reports, other reports, financial information, studies, findings or other information relating to such other party or the technology or methods or techniques used by such other party, whether or not contained in samples, documents, sketches, photographs, drawings, lists and the like;

                  ii. Data and other information employed in connection with the marketing of the products or services of such other party including cost information, business policies and procedures, revenues and markets, distributors and customers and similar items of information, whether or not contained in documents or other tangible materials; and

                  iii. Any other information obtained by either party that is not generally known to, and not readily ascertainable by proper means by, third parties.

         b. Confidentiality. Each party agrees from and after the Closing Date that the other party's Confidential Information will be disclosed or made available only to those of its employees or consultants who have been advised of the terms of the Purchase Agreement and this Agreement. Each party will take reasonable measures to maintain the confidentiality of the other party's Confidential Information, and in no event will those measures be less than the measures it uses for its own Confidential Information of a similar type. Each party will immediately give notice to the other party of any unauthorized use or disclosure of such other party's Confidential Information. Each party agrees to use commercially reasonable efforts to assist such other party in remedying any unauthorized use or disclosure of the other party's Confidential Information. Notwithstanding anything to the contrary herein, no party shall have any obligation under this Agreement with respect to any information that:

                  i. is or becomes publicly available, by other than unauthorized disclosure;

                  ii. is developed by employees or agents of either party independently of and without reference to any Confidential Information of the other party (such developing party shall bear the burden of proving such independent development);

                  iii. is disclosed to third parties by the other party without restriction;

                  iv. is received from a third party, who is rightfully in possession of the information, without any obligation to treat it as proprietary, or

                  v. is approved for release by written authorization of the other party.

         c. Compliance with Applicable Law. The provisions of this Section 4 shall not be deemed to obligate either party to do or refrain from doing any act, the doing or not doing of which would cause or reasonably be expected to cause such party to fail to fulfill or comply with any obligation or requirement imposed by any law or regulation; provided that any disclosures of Confidential Information made to fulfill or comply with any such law or regulation shall be made (a) only after notice to the other party and (b) under conditions invoking all confidentiality protections as are available by law or regulation.

         Section 5. Independent Contractor. In the performance of all services hereunder, the parties are at all times to be acting and performing as independent contractors and it is further specifically acknowledged that nothing in this Agreement shall be considered to create more than the mutual duties, responsibilities and benefits specifically set forth herein. This Agreement is not and shall not be considered an employer-employee relationship, a contractor-subcontractor relationship, a landlord-tenant relationship, a joint venture or a partnership of any kind, and neither party shall represent to any third persons that any such relationship exists. Neither party has the authority to, nor shall it, bind or commit the other to any contractual obligation.

         Section 6. Termination. This Agreement may be terminated by either party in the event of a material breach of this Agreement, after an opportunity to cure such breach within 14 days of notice being given to the breaching party.

         Section 7.        Effect of Expiration of Term; Effect of Termination.

         a. Expiration of the Term or Termination Without Breach. In the event of expiration of the term of this Agreement pursuant to
                  Section 2 above, DecisionOne shall have the following obligations:

                  i. to remit any Actual Service Costs unpaid as of the date of expiration or termination; and

                  ii. at its sole cost and expense, to remove immediately all equipment, inventory and other property and employees of DecisionOne from the NetFRAME facilities theretofore occupied.

         b. Termination for DecisionOne's Breach. In the event of termination of this Agreement by NetFRAME pursuant to Section 6 above, DecisionOne shall have all of the obligations set forth above in Section 7.1 and shall further be liable for any losses, damages or claims of NetFRAME with respect to DecisionOne's breach.

         c. Termination for NetFRAME's Breach. In the event of termination of this Agreement by DecisionOne pursuant to Section 6 above, NetFRAME shall be liable for any losses, damages or claims of DecisionOne with respect to NetFRAME's breach, which liability may be set off against any amounts due to NetFRAME from DecisionOne pursuant to this Agreement.

         Section 8. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail as follows:


If to NetFRAME:                NetFRAME Systems Incorporated
                               1545 Barber Lane
                               Milpitas, California  95035


With a copy to:


If to DecisionOne:             DecisionOne Corporation
                               50 East Swedesford Road
                               Frazer, Pennsylvania  19355
                               Attention:  Corporate Development Executive


With a copy to:                Vincent M. Dadamo, Esquire
                               DecisionOne Corporation
                               50 East Swedesford Road
                               Frazer, Pennsylvania  19355

or such other address as the parties hereto may from time to time designate in writing.

         Section 9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and no representations, warranties, covenants, understandings, agreements or otherwise in relation thereto exist between the parties, except as herein expressly set forth. No modification, amendment, addition to or termination of this Agreement shall be valid or enforceable unless in writing and signed by the parties hereto.

         Section 10. Applicable Law. This Agreement shall be exclusively governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the choice of law principles thereof.

         Section 11. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         Section 12. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by either party, either in whole or in part, without the prior written consent of the other party.

         Section 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        NetFRAME SYSTEMS INCORPORATED



                                        By:______________________________

                                        Title:___________________________


                                        DECISIONONE CORPORATION



                                        By:______________________________

                                        Title:___________________________

                                                               Last Review
 Employee Name/Title                 Salary      Hire Date        Date
-----------------------             -------       -------        -------
Naheed Alibhair                     $74,200       4-1-96         5-1-97
Escalation Engr

Derek Casanares                     $73,000       9-13-95        9-1-96
Technical Supt Engr

Gillyn Couch                        $72,000       1-11-93        9-16-96
Escalation Engr

Geoff Iverson                       $77,500       6-16-97
Technical Supt Engr

Azmir Mohammed                      $80,000       7-11-94        1-1-97
Escalation Manager

Weyman Tso                          $70,200       11-1-95        1-16-97
Technical Supt Engr

Christine Graham                    $63,000       5-17-93        8-1-97
Business Systems Analyst

*Tim Gray                           $66,126       5-1-95         5-1-97
Manager, Logistics

*Leonard Fyock                      $45,115       12-15-93       5-1-97
Customer Svc Technician

*Jennifer Vaughn                    $32,282       12-22-95       5-1-97
RMA Administrator


*After these employee's performance reviews have been processed, their salaries will increase





5-16-97